Exhibit 4.73

‘BARECON 2001” STANDARD BAREBOAT CHARTER
PART1
1, Shipbroker BIMCO STANDARD BAREBOAT CHARTER
CODE NAME : “BARECON 2001”
Mitsui & CO.L TD PART I 2. Place and date lilillil!l November 2019 :zr
3. Owners I Place of business (CI. 1) 4. Bareboat Charterers I Place of business {CJ. 1}
Anchor Trans lnc. Vernazza Shlptrada lnc.
Panama City, Republic of Panama guaranteed by Elfuku Trust Company Complex, Ajeltake Road, Ajeltake Island, Kaiun Co., Ltd. Majuro. MH96960, Marshall Islands guaranteed by Navios
Maritime Partners L.P.
5. Vessel’s name, call sign, flag and IMO number (CI. 1 and 3)
Dream Canary, 3EBN6, Panamanian flag, 1tl0,528 M.T. DIW Type Bulk Carrier, IMO Number 95830(}5
6. Type of Vessel 7. GT /NT 180,628 M.T. DfW Type Bulk Carrier GT: 92,379 tons
NT: 60,236 tons
8. When I Where built 9. Total DWT (abt.} in metric tons on s1:1mmer fFeeBeafi:l
March, 2015 at TSUNEISHI HEAVY INDUSTRIES (CEBU), 180,528 M.T. INC.
10. Classification Society (CI. 3) 11. Date of last special survey by the Vessel’s classification society
Nippon Kaiji Kyokal {NK) NIA
12 ... f mtl:lef-{:1aftlsulars-of-Vesse~e--iAGIGate--miAimHFR AHFf’ll:ler-ef months!-vaJIGity--ef-slass seFtifieate&agreed aoo.ta-Gb--J} Cargoes to be carried; All lawful cargoes within the Vessel’s capabilities/Class, IMO, flag, her insurance
13. Port or Place of delivery (CI.3) 14. Time for delivery (CI.4) 15. Cancelling date (CI.5)
As per Clause 6 of the MOA (as defined in Clause 1 hereof) As per Clause 5 of the MOA As par Clause 5 of the MOA See Also Clause 32.
16. Port or Place of redelivery (CI. 3) 17. No. of months’ validity of trading and class certificates upon redelivery {CI. 15)
At one safe berth ·or one safe port WOI’Idwide In the 3 months Charterers’ option but always within the Trading Limits
16. Running days’ notice if other thaA stated in Cl.4 19. Frequency of dry-docking Cl. 10(g)
NIA As per Classification Society and flag state requirements
20. Trading Limits (CI.6)
Trading Umits: always safely afloat worldRwide within International Navigation Conditions with the Charterer’s option to break same paying extra insurance~ but always In accordance with Clause 13 and 40.
In any event any country/place designated pursuant to any International or supranational law or regulation imposing trade 1 and economic sanctions including countries/places sanctioned by UN/USA, prohibitions or restrictions (which may be amended from time to time during the Charter Period) shall always be excluded.
21. Charter Period (CI. 2) 22. Charter hire (CI. 11)
Twelves (12) years plus/minus 30 days in Charterers’ option See Clause 35
(See Clause 34)
23. New class and other statutory requirements (slate percentage of Vessel’s insurance value ace. to Box 29 (CI. 10(a)(ii))
NIA
24. Rate of Interest payable ace. to Cl.11 (f) and, if applicable, 25. Currency and method of payment (CI.11) ace. to PART fV
NIA United States Dollars payable calendar monthly in advance
26. Place of payment: also state beneficiary and bank account 27. Bank guarantee I bond (sum and place) (CI. 24 (optional) {CI. 11)
To be advised NIA

‘BARE:CON 2001” STANDARD BAREBOAT CHARTER
PART1
30. Additional insurance cover, if any, for Owners’ account limited 31, Additional insurance cover, if any, for Charterers’ account to (CI. 13(b) or, If applicable, Cl. 14(g)) limited to (CI. 13(b) or, if applicable, Cl. 14(g)) N/A See Clause 40 (c)
32. Latent defecls (only to be filled in [f period other than stated in 33. Brokerage commission and to whom payable (CI.27) Cl.3) N/A NIA 34. Grace period (state number of clear banking days) (CI. 28) 35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 3D( c) agreed, Place of Arbitration musl be stated (CI. 30) See Clause 41 London I English Law
36. War cancellation (indicate countries agreed) (CI. 26(f)) NIA
37. Newbuilding Vessel (Indicate with ‘yes’ or ‘no’ whether PART 38. Name and place of Builders (only to be filled In if PART Ill lit applies) (optional\ applies) NIA No
39. Vessel’s Yard Building No. (only to be filled in if PART Ill 40. Date of lauildiR§-Shipbuilding Contract (only to be filled in if applies) PART Ill applies) N/A No 41. Liquidated damages and costs shall accrue to (s1ate party ace. to Cl. 1) a) NIA b) NIA c) NIA
42. !-lire/Purchase agreement (indicate with ‘yes’ or ‘no’ whether 43. Bareboat Charter Registry (Indicate with ‘yes’ or ‘no’ whether PART IV applies) (optional) PART IV applies) (optional) NIA N/A See Clause 37(d)
44. Flag and Country of the Bareboat Charter Registry (only to be 45. Country of the Unde~ying RegistfY (only to be filled in If PART filled In If PART V applies) V applies) NIA NIA
See Clause 37 (d) 46. Number of additional clauses covering special provisions, if agreed Clause 32 to 60 Inclusive .. PREAMBLE u It Is mutually agreed that th1s Contract shall be performed subject to the conditions contamed m lh1s Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It fs further mutually agreed that PART Ill and/or PART IV and/or PART V shall only apply and shall only form part of this Charter If expressly agreed and stated in Boxes 37, 42 and 43. If PART Ill and/or PART IV and/or PART V apply, it Is further agreed that In the event of a conflict of conditions, !he provisions of PART I and PART II shall prevail over those of PART lll and/or PART IV and/or PART V to the extent of such conflict but no further.

PART II
“BARECON 2001 u Standard Bareboat Charter
I. Definitions 1 In this Charter, the following terms shall have the 2 meanings hereby assigned to them: 3 “The Owners” shall mean the party identified in Box 3; 4 “The Charlerers” shall mean the party Identified in Box 4; 5 “The Vessel” shall mean Lha vessel named in Box 5 and 6 with particulars as staled in Boxes 6 to .1.2.’ 7 “Financial Instrument” means the mortgage, deed of 8 covenant or other such financial security instrument as 9 annexed to t11ls Charter and stated In Box 28. 10 “MOA” means the Memorandum of Agreement entered into between the Owners as buyers and SMALTITE SHIPPING CORPORATION of the Marshall Islands as Sellers (the “Sellers”) dated th November 20191n respect of the Vessel. “Banking Days” shall mean the days identified In Cl.36 (b) “Total Loss” shall mean the situation identified In Cl.40 (a) 11 2, 12 Charter Period 13 In conslderalion of the hire detailed in !2Qxl6, the Owners 14 have agreed to let and the Charterers have agreed to hire 15 the Vessel for the period stated in Box 21 (the “Charter Period”). 16 3. Delivery Also See Clause 32 The Vessel shall be delivered and taken over by the 17 Charterers as per Clause 32. 1B
(n<JI.ap~W/e.wheJ>PAR.FJJI.a~~l/ell,$!R!IiGalefi-ill-&lx-3l! 19 w---+i’1e-0wReFS sf:tal!-befGre aA€1 at the-tlme-Gf--Gek•lefy: 20 9l<Of4;e-00e-dili-sa-te-make-!11e-\lessel-seawof1Ay-a00 21 ifl-<wef)’-<””fl-dY·-In Aull, maol*!ery-anG-eq;lii>fAeAI 22 klr-seFVise-wHler-thls GI:JaFteF. 23 The Vessel shall be dellvered by the Owners and taken 24 over by the Charterers at the port or place indicated in Box 25 13 iR-SOOI\-reaE1)LS<lfe-lleflh -as-tl’le-Gliaflerers-ffiay-<liFeBI. 26 (b) The Vessel shall be properly documented on 27 def\very In accordance with the laws of the flag state 28 Indicated in Box 5 ~e-reqHiFemeRts of-~the 29
Gl-assiflsatiGfl-GE)Giety-st-ated-iA-B~he-vassel r,J~GA 30 Qelivei)’---&Rati-J:lave her SllFVey-Gycl~ate---anEI 31 tra€11f1!3 aJ-1G-class ceFI:ifisates--vali€1 fer at leaat-thB--flHmbet= 32 Gf-moot-As-agreed-i-A--Bex-4a. 33
(s) The dellv.,._-&-Vessel-l>y-lll<Hlwner<HlA<!-til<> 34 takiA!J-OVBf-Gf-ttle-Vessel--by tAe -GhaFterers shall 35 GGRStltute-a f1:1ll J:78FfeF!flance by tl~e Qwner-s---e.f--aH-tRe 36 Gwnerf?--eelfgatkms-unee-F---tl:lis----Giause--J,-aRG---thereafter. 37 the--Ghaftefers-sRalt-Rat---be-----entitletl--te make or--a.&seft 30 afl)L-Giaim------aga-lnst-tRe-----OwAers-on-aGGOO-R-t--tlf--any 39 conEfi:tfGRs,--feprese Rlatie As or---wa Ffa-Rties----expressed----ef 40 implie<l-wiliHespool-l<>-the-\lessel-bYI-llle-Qwn.,._.Aaii-Oe 41 lia~le----fGf-the--Gest----ef----bldt---not tile time fef--repaiFs------eF 42 ffiAewal-s-ossasfoo-e4--by---latent defects In-the l.£essel, Aar. 43 machioofY-er-appuFleH-a-AGes,---existing-a-t-tHe------time-af 44 delivaf)’-Ynser this Cl1arter,l>feVi<le<HiuGh-defesls-Aave 45 manifeste<l-111emselves-witllia-lwelve (12) menll1s attar 46 deHve~ess-otheFWise-provided--iR---Be-x-32.-- 47
4. Time for Delivery Soe Clause 32 48 (lleHI~pi-hen PNlTN appiles,.af’rindiGated ,;, BOK 37J 49
The-Ves~tlall-nel-be-<lellvered--llefere-111e-dale 50 ffidieate€1--IA-IilOX----1-4--wf.thool--the CAafleFers’ GGAS6Rl---aAft 51 IAe--<lwMrs-s~fGise-<ki<HIIIigeAse-to-<lelivef-lhe 52 \/essei-Aol-later-!11aR-1Ae-date-lndlsale<HR-BOJ<-U, 53 Ytliess-0t-he11Nise aQreed~in-€hm 18, the owners--stta-11-glve 54 llle-Gharlerers--nol-less IAaR ll>irtY409) FURRiAg--da)IS’ 55 praliRllmuy-aA<I-eol-less IAaR louJteen .. (44)-flffilliRg.-<fays’ 56 <leflnite-Retioo-<ll’-the date en wl11oh-tl1e-\lesse!-is-expeG!e<l 57 to-be-rea<ly-for.<telivef)c-- 58 +lie-Qwn”””’””’ll-keej>-llle-CI\arteref&-<llesal)’-a<Wise<J-.sf 59 possil>le·changes-i&#i...V.ssel’s-pe8ilien, 5. Cancelling 60 (ilel-appiiGab/ewhei>I’Nm/RI~pH!N!;.arHRdiGatOO<R Box :m 61 (a) Sl1oHid--!ile-V&&sel--nol-l>e-<lellvered-latest-by-1Ae 62 ea-HGellin~ndiaateEI in Be>( Hi, tAe Ghaftor-ets---shaU 63 have 111e optieFI-<Il-<:ansellinf)-IAis--Charle~l>y-!JMRg.the 64 Qwner8-fletlse-Gf-GansellatieA-WUhiA---lffiFly-si*{a())-ruRRffiiJ 65
heuFs after tl=le-GaReelnng--Gate--st-ated .. -in Be>< 15, falliRg 66 wRIGA tAis Charter. sAall reFAaiA-In-full-fGFGS-aHd-eff-esh 67 (b)--JI-il-af’peafS-lhat-the Vassel •vill-be-<lelayad-bayeR<t 68 the--saRselling.~da~wner-s may, as soon-as-tRey 69 are-in-posiUeA--te-state-with reaseRa91e-cefl:aiA.t.y-tRe-.day 70 en-wl1ioll-lhe-\/....-eel<l·bS-rBa<ly,give-notis-of 71 ta--the-GA-aFterers ask-Ing wAetRer tRey-wlll-exefGise--thalr. 72 optieR ef sanGelling,aM--tA6----Gptian m~::~st then----be 73 deslare<l witAin ene--hHA<Iree aRe--sil<ty-Gi!fl11--(to!l) 74 f-Hfi-Ring Ael.IFS of-.. tt!e reaeipt 9Y-the-GAafteFem--Gf--s.waR- 75 fl0li06-.<>r··WiiAffi-IAirl)’-slx-{8!l)-FIIAAins-11ours after the 76 -lillg-Qate,-wAisAO\IeF-is-ll1e.ea~IOfrli-IAs-Chart&Ms 77 Ge-net---then S3Eeralse their---eptieR--Gf--GanaelliR§, tAe 78 -seveRtJ:l day afteF-the---feadffiass--date stated lr...-.. -tAe 79
QwnafS!--.noUse-shaa----be-substltl::lteEI fur-the----saFloolling 80 date-II’IElieateEI iA QQX-1-6--fef-the-purpsse--Gf-.tRis--.G.tause--lh 81 (s) Cancellution-IIRder this ClaHs~ll-be-wltlw<ll 82 prejudiee te aA~’ Glaim---tile--GRaFterers may et-he!Wise 83 ~ave eR tt:Je-Gwners l.IREier thls.Ghaftet; 84 Tradlng Restrictions 85 The Vessel shall be employed in lawful trades for the 86 carriage of suitable lawful merchandise within the trading 87 limits indicated in Box 20. 88 The Charterers undertake not to employ the Vessel or 89 suffer the Vessel to be employed otherwise than in 90 conformity with the terms of the contracts of Insurance 91 (including any warranties expressed or impl!ed therein) 92 without first obtaining the consent of the insurers to such 93 employment and complying with such requirements as to 94 extra premium or othe!Wise as the insurers may 95 prescribe. 96 The Charterers also undertake not to employ the Vessel 97 or suffer her employment in any trade or business which 98 is forbidden by the law of any country to which the Vessel 99 may sail or Is otherwise illicit or in carl)’lng illicit or 100 prohibited goods or in any manner whatsoever which 101 may render her liable to condemnation, destruction, 102 seizure or confiscation, 103 Notwithstanding any other provisions contained in this 104 Charter it is agreed that nuclear fuels or radioactive 105 products or waste are specifically excluded from the 106 cargo permitted to be loaded or carried under this 107 Charter. +»is--ex.slusien Gees RGl--apply-te--mdk:Hsotopes 108 H-584--of---iRteAEied ta~be wseEI ff>f-~any----im:kfstf!lal, 109 Gomm~fjfiGUitural, FAeEiieal-or-ssientffiG--Purpeses 11 0 f’l’OVi4aO-IIle-GwileF6’-i>rle<-app1<Wal 11as beeo-%1aiRe<i 111 1<>-laadiRg 111ereof, 112 113 Surveys on Delivery and Redellvery 114 (Rel-app//cable-whlllri’AR+ill.appll~--l•fJ!lliHJ 115 The Owners and Charterers have the right of shall--eaGA 116 appointing surveyors for the purpose of determining and 117 agreeing in wriling the condition of the Vessel at the time 118 of delivery.redel-iveFy-Rereum:ier--: +Ae-Gwfler6-sRall--aaaF 119 all-expeAses ef tt:Ja-Qn-Rire---Swvey--IHGiuEiing-tGSS-Gf-tliYle, 120 if aRy, aA€1 tAe-Gharlerers st!all-bea~peru;es-of-.the 121 Gff..flire-!>urvey..iRcludlnQ loss-ef-liroo,-il-any1--al-llle.-<faily 122 e€juivaleRt-te--t-he-mte--ef-hir:e-gt--pro-Fata-#lefOOf.. 123 Inspection See Clause 59 124 The Owners shall have the right maximum once per 125 year-at-aAY--time after giving r-easi)Rable 1 month prior 126 notice to the Charterers to Inspect or survey the Vessel 127 or instruct a duly authorised surveyor to carry out such 128 survey on their behalf:b provided it does not intolfere with the operation/Itinerary of the Vessel and/or crew (a) to ascertain the condition of the Vessel and satisfy 129 themselves that the Vessel is being properly repaired 130 and maintained. The costs and fees for such inspection 131 or survey shall be paid by the Owners.-HAiess-tAe--Vessel 132 ls--feuru;l te JBEfl:llre--reyairs--er--FAalnteRa-ROO--iA--efdaf----ta 133 asllleve-1110-”on<lilien-se-j>revioed; 134 (b) lA <11y dosl<--if-tAe-CI1aflerers--have Rei Ofl’ desked 135 11eF-if>-aGOor<iaASB-Witlf--GiallSe41l(!ff,---+lle-oost&-an<l 136 fees-feF--Sush-lnspeetieA er sar:vey-sA-a-U--be--pakf--b.y-11-le 137 Ci1afleFOr<;;-an<l 13

PART II
11BARECON 2001’’ Standard Bareboat Charter
neses&afY--WtoviEieEI it Elees-nokiAGuiy--IRterl’erer-wRA-U1e 140
Gemm6f6ial-epemli9R--9f-the Vessel). +he eests aA€1 fees 141 for- s1:1eA IAspeelisn ami--suwey-s.f:lall-be--paiG----by---the 142
~ 143 All-time---\lSeG--in-respe4-ef-iASpeGtl9A, SUR’8Y or-repaiFS 144 sha-lf--be-fer tAe CRaFlererHsoooot-.an€1--:ferFH 13aFt ef-.the 145 Ghartef-l’efiG~, 146 The Charterers shall also permit the Owners to inspect the 147 Vessel’s log books maximum once per year wAMe-Ver. 148 reasanaBI-y--feqwested and shall whenever required by the 149 Owners furnish them with full Information regarding any 150 casualties or other accidents or damage to the Vessel. 151 9. Inventories, Oil and Stores SEE CLAUSE 53 152 A-oomplet:a--1-JweHtory-ef.--t.l:le--.Veel’s eAtiFe eEJuipment, 153 <>Ut{il---lnsiOOing s~are ~arts,--a-j>~S-afl<l--9f-a.il 154 ~lestares eR-boafd-tR0---Vessel sAall be made 155 9y-the Gt\arte-rers iR saAfunot.leR--wl-tll--tl:le-G-~Il 156 delivery anEI a~:JaiR eA-re€1~-tAe Vessel. +he 157 G-Rarte-FSfS--aRG---the 0’A’Rers, respeetivel)’, sRall-a-t-tha- 158 t-ime--ef--tlelivery aREl rede!ivoFY tal<e ove-r aAEI 13ay fer-all 159 booker~saUng--eU1-(ffiS.FGaoheEI !3FaVisioos,.patAts; 160 ropes aAEI Qther GeRsYmable steres (exsludtflft-SP8f8 161 paFts)-ifl-tl:le....sa.Q-Vesse-J-..at...tAe-then e~nent market-pFises 162 at-t-he-parts-of-Eiellver; amf.re€1elivery, respestiv~e 163 GMrtere<S-Silal~eosYFe-Utal-all-spare pa~a llsted-irHM 164 hwentery and 1:1seEI dtHin€J the CAarter PorJeEI are 165 ~d-attheir expa!’lse fJFier to--rode-I-I¥GFY---Gf.-lh-a 166 Vessel- SEE ALSO CLAUSE 32, AND CLAUSE 46 167 Maintenance and Operation 10. (a)(i)Maintenance and Repairs- During the Charter period 168 the Vessel shall be in the full possession and at the 169 absolute disposal for all purposes of the Charterers 170 and under their complete control In every respect. 171 Tho Charterers shall exercise due diligence to 172 maintain the Vessel, her machinery, boilers, 173 appurtenances and spare parts In a good state of 174 repair, in efficient operating condition and in 175 accordance with good commercial maintenance 176 practice and, except as provided for in Clause 14(1), if 177 applicable, at thelr own expense, they shall at all 178 times keep the Vessel’s Class unexpired fully-t.~~ 179 Elate with the Classlflcatlon Society indicated in Box 180 1Q maintain all other necessary certificates In force at 181 all times. 182 (ii) New Class and Other Safety Requjmments 183 J.R..#ie-evenl-ef--a»y--{mprovemeAt, s!FI.!Gtur-al eRaR§es 184 (;)f--f-’lew---eMment-----beoomiRg-nesess~f---tl-1e 185 G<>Ali””ed-<lj>eralioo-<lf-lt\e-Vessel-i:>Y-<easell-Bf-flew 186 class---fe€fHiFemeAts er by e€1mpulsery leglslatieA 187 sosYRIJ--jexsl”~ifl§-lhe-Gharterers’--loss-ol-\ime) 188 more--tAa-R---tt~e .. perGeAtaQ€1--Stated--iA Be:c 23, ·OF--if 189 Bm: 2J Is le#-l>laAk,--a-per eeet. of the-\lasssl’s 190 ffiwfaRGe--val-IJe--a&-Stated In Bax 29,---thaR----tl:le 19’1 extem,il-any;4e-whisiHIH><ale sf hire shall-bs-vafie<l 192 aM-#Ie--rat.Je.....iA---whsR-the sest of oomplianse---s-0011 193 be-shaFad--between--tJ:l~e-s--sensemeG-ffi--.f:lrde-r 194 te-aGRieve------a-------Ra!:.lle---€1istrihutkm-----tJ:Iereef----ag 195 be-tween tlote OwneFS-afld-the---GflaFieFeFS having 196 regaFG,--------iAter-aUa,........tQ--tf:te--leA€JtR ef the-peFieG 197 fefRaini~eHhis-Gh.artef,--Shal~·iR tRe absam::&-ef 198 agr-eement,ba-mfer-rad-to-·-tAe ais~l.lte resGIYtloo 199 melllo<klgreeo-in-Gia”se JQ, SEE ClAUSE 38 200 (iii} Financial Security w The Charterers shall maintain 201 financial security or responsibility In respect of third 202 party liabilities as required by any government, 203 Including federal, state or municipal or other division 204 or authority thereof, to enable the Vessel, without 205 penalty or charge, lawfUlly to enter, remain at, or 206 leave any port, place, territorial or contiguous waters 207 of any country, state or munlcipality In performance 208 of this Charter without any delay. This obligation 209 shall apply whether or not such requirements have 210 been lawfully imposed by such government or 211 division or authority thereof. 212 The Charterers shall make and maintain all 213 auangemenls by bond or othe!Wise as may be 214 necessary to satisfy such requirements at the Charterers’ 215 sole expense and the Charterers shall Indemnify the 216 Owners against all consequences whatsoever (including 217 loss of time) for any failure or Inability to do so. 218 {b) Operation of the Vessel -The Charterers shall at 219 their own expense and by their own procurement man 220 1 victual, navigate, operate, supply, fuel and, whenever 221 required, repair the Vessel during the Charter Period and 222 they shall pay all charges and expenses of every kind 223 and nature whatsoever incidental to their use and 224 operation of the Vessel under this Charter, Including 225 annual flag state fees and any foreign general 226 municipality and/or state taxes. The Master, officers and 227 crew of tho Vessel shall be the servants of the Charterers 228 for all purposes whatsoever, eveA if fuF any----reason 229 ap~eiflteG-l>y-the-GwRsr&, 230 Charterers shall comply with the regulations regarding 231 officers and crew ln force In the country of the Vessel’s 232 flag or any other applicable law. 233 (c) The Charterers shall keep the Owners aJ~G-the 234 I’Fl-GJtgagee(s) advised of the Intended employment, 235 planned dry-docking and major repairs of the Vessel, as 236 reasonably required. 237 (d) Flag and Name of Vessel 238 Gufing .. Jhe-GAaftef-~erlaEI,-the-Gflartefel’lHlhal-have-the 239 libe-Fly-te-paif.tt....the--Vessei iR their-EIWfl-GeleurS;-fAStall--atHI 240 <lisj>lay..their..fllflfleHRsignia-aAEJ-.IIy-IAeir-eWIH!9118<>-11ag, 241 +he G”arterers sl1all-alae-have-the-liilerty,with-the 242 QwnefS!-GonseAt,--wl:liGh---sffil.II.--.Aet---b~f\fea89flably 24 3 wi\Rhald, le ehaege-the-flag-and/of-llle...-Aame--<>l-ille 244 \lesseHlurln§-lh~rter-P-efie<I,--F>affillAg-an<i--re- 245 J*lintin~moot-an<l ra lnstalmSFII,-reqlstmtieA-aAG 246 €1e ragistratien,. if--reqWe€1-by-ll’la-Gw»eFS,·ShaJt--9e--at-..tle 24 7 Charterers’ expeASO-afi<J..tim~SEE CLAUSE 37 & 43 248 (e) Changes to the Yessei--SYilj~lause-W(a)(il), 249 tlle-Q\arterers-shall--make-fH>-ffif!!Gturakhaflges-.. ;n-#!e 250 Vessel Gf--GJ.laR~n tAe maGhin~ailers,. 251 appYrtenaRGaS--GF-Spare 13alts tttereet:---witheut-·in-easR 252 inskmGe--fifst--seGur~nQ----th-e--Owners!-ar:;j;lroval-thareef.-------#’ 253 the-QwAers-se-agree,the-GI!artereFS-&Rall,lf-the-GwRers 254 ss reEflliFe, restere-tAe----Vessel-te--its-fGr-mer-sooGiticHl 255 before tAe teFmiAatien ef tRis Chaftef.- SEE CLAUSE 38 256 (f) Use of the Vessel’s Outfit. Equipment and 257 Appliances a The Charterers shall have the use of all 258 outfit, equipment, and appliances on board the Vessel at 259 the time of delivery, provided the same or their 260 substantial equivalent shall be returned to·the Owners on 261 redelivery In substantially the same geeQ......grf.leF-aAd 262 condition as when received, ordinary wear and tear excepted. The 263 Charterers shan from time to time during the Charter 264 period replace such items of equipment as shall be so 265 damaged or wom as to be unfit for use. The Charterers 266 are to procure that all repairs to or replacement of any 267 damaged, worn or lost parts or equipment be affected 268 in such manner {both as regards workmanship and 269 quality of materials) as not to diminish the value of the 270 Vessel. The Charterers hava the right to fit additional 27·1 equipment at their expense and risk but the Charterers 272 shall remove such equipment at the end of the period 273 unless agreed otherwise by the Owners and the Charterers, -If rf*Juast€4-b-y-the--GwRe-Fs. Any equipment including radio 274 equipment on hire on the Vessel at time of delivery shall 275 be kept and maintained by the Charterers and the 276 Charterers shalt assume the obligations and liabilities of 277 the Owners undor any lease contracts In connecllon 278 therewith and shall reimburse the Owners for all 279 expenses incurred In connection therewith, also for any 280 new equipment required in order to comply with radio 281 regulations. 282 (g) Periodical Dry-Docking - The Charterers shall dry- 283 dock the Vessel and clean and paint her undeJWater 204 parts whenever the same may be necessary, but not

PART II
11BARECON 2001 1’ Standard Bareboat Charter less than once during the period stated In Box 19 or, If Box 286 19 has been lett blank, every sixty (60) calendar months 287 after delivery or such other period as may be required by 288 the Classification Society or flag state. 289 11. Hire SEE CLAUSE 35 290 (a)-~~aflerers shall pay--hlre--<kie-lO--IAe--Gwlleffi 291 I*JAGI\Jalll’-l.,_.ooof<lanaa--WIIMile-lefm&-of..lhis--Gllarlef-iA 292 respoot-4-wAist-1-time-&RaU-ba-Gf-the--BSS&AOO: 293 (1>)-+he-Gllaflerers shal~pay to the Owners-fGf..tlle-hire-ol 294 tfte-lJessel a lldm!3 sum-iiHiw--amount:-tREl~Gated-lll--8ex--2a 295 wh!Gh-shalf..ll~la-Aot later tha~ve~uoniR!I 296 Elays-i~ha-firs~um-l>eill!JilllYeble-efl-lAe 297 dat<H~Rd-ilo<!f-of-t11o--Vesoel’s-<Jeiively--la-the-Gllaflel0rs, 298 leire--~l>alt-l>e-r>aid-<lontilloously-threu§hout-tll~rlef 299 PeFieG. 300 (c) Payment of hire shall be made in cash without 301 discount In the currency and in the manner indicated in 302 Box 25 and at the place mentioned in Box 26. 303 {Gf--- FiAalj3ayment.of--Aire, if far a-pefleG--ef-less-llia-R--tf::t.ft.y 304 (:lllj-runniR~ eays, shatt-toa-aalsulate<l--proporlloR!I!I¥ 305 aooorffin§l te tAe--mlm98f-ef--days FemaiAiflg.--befere 306 re<lelivery---<:lnd---a<lvaMe--paymeRt--lo-I>E>-elfestee 307 aoooF<IiA!W- 308 (ef---SI!euld-lhe-Ve&sei-l>e-losH>f-FJli&siAg,.nire-ffialkease 309 fFGm-the4ate-aR€1-tlme-wh9-R---SRe--was-le~st-heaftl-e.f. 310 :r-Ae-Gate-\lpon-whlsh-tAe--Vess~e-treate9 as lost-&F 311 missing shall be t””·(-10)--<lay&-<l~er--the-\lessel-wa&-l..t 312 repoF1:e9 ar when--lha--Vassel-is------f)estad-as.--mfssiA§-bY 313 bley9!.s1-wtliGhevef....asGUrs first /1-,ny.. .flife--{:}airJ-ln-advafloo 314 te-be-a<ljuste<i-aGGor<IIRgiy, 315 (lj Any delay-In paymente--ahntitle--!Ae-Qwnef& 316 to~i~e-.. rate-p-ef--aRAUm-a&-a{¥6ed--in BeJi 24. If 317 8~as-net-been---fi.lled.-ill;-#’t~ree-mootA-s-interbank 318 effered-rata-ln--bondon (bi~OR or-11&-wooessort-aJ--the 319 OOJ’Fe-Asy-.state~ iA Se-x 29, as q\KlteG---by--li:Je-·BFitisR 320 Bankem’ Asseffiatlen--{88At--en-t·he date vAleA-th&-hife-fell 321 d”e,ir!Greased-l>y 2 per sent,-$aif.aW!y, 322 AA- Payment Gf Interest a~e wndei’--SHh-Gfayse-1-~11 323 l:.la-maQa-wlthin seven (7) r-uAAing-.Qay-s-ef the Elate of---lRe 324 Gwne~eGifyiRg-t.Re--ameuHl-payable-ol’-;--if’l---tR 325 ah-e.eAGe-Qf-an-iRVGioo,at-the-time-Gf-.tM-n~ayment 326 dale, 327 12. Mortgage SEE CLAUSE 44 328 (only to epply If Box 28 lias been appropriately filled In) 329 ‘l {a)--The-Owflers-waFFaR!-tl>al-tlley-llave-no~effeated 330 any mafl~age{a)-e~e-Vassel and that--thoy-sllall-n<>t 331 elfeat-any-mortgase(&)-witllool-tl1e-prior-GO!l8enl-<>l-the 332 GllaJterei’S,whisiH;I>alkwt-I>EHifll’<l<l.OAably-witlll>altl~ 333 :1 (tl)--+lla-Vessekilarter-this Charter ls,fiAanse<l 334 b.y-a-meFl:gage-aGGeffiiAo-----00-th e Fi na AGiai-Hlstnnrtent”’” 335 +Ae-GhartOl’efS--<lRdertake-lo-eompl~rovide--sooh 336 i-nformatiGA-and--4eGUmeAts---to enat:lle the--GWRefS--.to 337 somply,wlth-all Sl.IGR 1Actrustiens-ef4irestions-in-re&affi..te 338 the ernJ31eyFAenl,.---tns-ufaROOS,------epe-FaliaR-;-fe~aiFS and 339 maiR-terumse-of.-tAe-Vessel--as-laiG-4ewn-iA--tAe---F-JnanGial 340 I-Rstrument-er-as-may¥be GiFesteG from-time-te-time----duriAg 341 the-G\Iff6!1BY· af the Charter-l>y-lhe-marlgagee(<>}-lll 342 OOAfGFffiity~inan~menb-----+Re--CilaFtSfBfS 343 OORfirm ti:lat, ffl~ tl:lis f)tnp~se;--lhey-----Jlave-----asquai-Rted 344 themselves wltA all--relevalll---terms,---eeA~iUon&-aflG 345 pmvisieRS----et--1:-he--Finanelal-·lnstrr.Jment and af]Fee to 346 askAGWIOOge tRis in writlng-11’1-----aAy--form tAat r+~ay-be 347 fllquiFB<i-1>y--111e-rnortgagae(&-), The Ownei’S-WaffaR\..th aI 348 teeyfiave-not-elfeste<i-any mart~age(&-)-otheHilaR-statad 349 i!Hle><-28-aRtl-ti>a~they shall no~agree-te-any-amoodment 350 ef.-the--meftga!iJe{st--r-e-ferreG--te--ifl-Box 28 er effest--any 351 eth~m~s)------witheut-th8----f1Fi9f---OORSen~e 352 Ghartel’ef&,-WhJsh-sAaU-net-tle-uRreasenal:.lly-witAAekl.- 353 *) (Optional, Clauses 12 fal and J.2...JlU are ~tllematlves; indioate 354 altemallve agreed In Box 28l. 355 356 13. Insurance and Repairs SEE CLAUSE 40 357 (a} During the Charter Period the Vessel shall be kept 358 insured by the Charterers at their expense against hull 359 and machinery, war and Protection and Indemnity risks 359 (and any risks against which It is compulsory to insure for 360 the operation of the Vessel, Including maintaining 361 financial security In accordance with sub~clause 362 10(a)(lll))ln undeowrlter’s standard from as the 363 Owners have recelvedJ reviewed and shall-in 364 Wl#ingapproved,-wRIGA--a[;)pr-ova-1----sAall-flet;.........be 365 mr<laSGilably-wllhllet<l.IA-s”sh-ferm-ae-lhe--Gwn””’ 366 sl>ali--IR-wriUn~ve, whish apprevai---Wall-r>et-l>e 367 ul’lfeasoR-ably-withh.eiEh Such insurances shall be 368 arranged by the Charterers to protect the interests of 369 both the Owners and the Charterers and the mortgagees 370 (If any), and the Charterers shall be at liberty to protect 371 under such Insurances the Interests of any managers 372 they may appoint. Insurance policies shall cover the 373 Owners and the Charterers according to their respective 374 interests. Subjest-kHAe--previsiellS--Gf-th~cial 375 -enl;-l~nd-the-ewr<>val sf tee Owners-and 376 Uls-insl:lfBF&,---the-Ghar=tereFs shall-effeGt-all-lnsw:ed-fepair-s 377 an€! sAall r.JndeFtake--settlemeffi-aR4..-felrnOOFsement-fl:em 378 lJ;}s-insuFeFS-Gf-.all eesls in Gonneetioo--with eldeR repairs 379 as-we-U----as---msur~es,.-B*fletwes-an€1----UaSii-Uies--to-tAe 380 exteAt-9f-GeV&FaQe-UndeF tAe insuraRGeS--Rerei~d 381 foh 382 383 The Charterers also to remain responsible for and to 384 effect repairs and settlement of costs and expenses 385 incurred thereby in respect of all other repairs not 386 covered by the insurances and/or not exceeding any 387 possible franchise(s) or deductibles provided for In the 388 Insurances. 389 All time used for repairs under the provisions of sub- 390 clause 13(al and for repairs of latent defects according to 391 Clause 3(cl above, including any deviation, shall be for 392 the Charterers’ account. 393 {G}--If-«::e----wflditieFt&-ef....tt:le--abeve-if’lsuraAG9S---f3ermit 394 ad<IUiOflal-lnsH~be plaoed by-lh8-J*!rtlee,suse 395 OOV&f-8-hall-be-l-imited-to---the---amGunt fer easA paRy-set-eut 396 iA-80J<-3Q..antl-ll<»<+””,r$pe<llive~y,--=t=fle..GwAers-<>F-tfle 397 GRaJ:ter-eFS---aS-I:he Gase may-be----si:lal[--immeffiately 398 fumisll--th<HJther-party..wlthi>artl’*’lam-ol-aRy-aeeitional 399 ffiwronse-e#eGted,--IRSIOOtf’lg-.eeple&--Gf.--any saver nates 400 or--J:)eliGies-and--tf!G-WFitten-OOR-Sent-of..the--ffislJfefS-Oh.my 401 susll-require-4-i-FNWfanee in any Gase-whe~e--the---BaRSeflt 402 of sueR instueFS-is--fle.eessafY;- 403 (c) The Charterers shall upon the request of the 404 Owners provide information and promptly execute such 405 documents as may be reasonably required to enable the 406 Owners to comply with the Insurance provisions of tile 407 Financial Instrument. 408 (d)--S<ll,jest----la--the--pr0111siGAs-ef tee Flnanaial 409 ffistnfment, if any, shouJEI---tAe--¥essel-bewme-all-BOOfa~ 410 eonstrusYve,~sompromised-GF-agreed-total-less--under-t:Ae 411 i-MliFanees reEjulred ~:mEier sua-siause---1-3{ah--all 412 irn;ura nG9--f}SYAlents--fGF-.stleh-iess-sHall-be-paid---te--the 41 3 Gwoofs-w!’IG--Shall--distrioote--U:le .. --meAeys betweoo-tAe 414 0Wn8fo-aml-the-Chaflerero-aGGer<lirl!l-i<>-thaiHeSJlas!IVe 415 interest&.---+he C AaFI.ere~ndeftake-to-notify---tAa-GwnefS 416 ami-the meFt~agee~ny, ef any-{)GGu~n 417 sonse€{UBRGB··Of-wAish--tlcie.JJttssel is likely-te--be-GGme-a 418 t<>ta~les&-a&4efined-11’1-1111s-<;tauea~SEE CLAUSE 40 419 (e) The Owners shall, upon the request of the 420 Charterers, promptly execute such documents as may be 421 required to enable the Charterers to abandon the Vessel 422 to insurers and claim a constructive total loss. 423 (f)-~FeF-th6---f)l.JFf39Se-Gf--iASUf-aRGe-GGVefa!)e---a{J8ifmt-.Rull 424 aru:HnaGhln~r-r-isks----u-OOer-the-pmvisief’IS-Of...sHb.. olaus~{a),lhe-value-ef..lhe-Ve&sst-ie-lhe-sum-IR<li&ated i!Hl<>J<-29~SEE CLAUSE 40 14. Insurance, Repairs and Classification N/A 425 (Optional, only lo apply if expressly agreed and slated ill 426 Box 29. in whlcl1 event Clause 13 s!Jafl be consklered 427 deleted). 428 (a) llHrin~ tAe-Ci>artef..l>eriod-ll>a-Vesse~~all-l>e-l<ept 429 insured-hy-111e--Owners-al-tlleiH>Xpenses-ega lnst-lwll-aRd 430 maGhiRe-fY-URd war Flsks ~AdeHRe--fGfm..of-p9UGy-eF 431

PART II
“13ARECON 2001” Standard Bareboat Charter ~:~eiiGle&-att-asheG-heret~e-Qwnar-s-a-AGioHAsldfefS-shall 432 Rat-have--any-FigAt--ef.--reseve~brooatJoo-against-the 433Ghaftemr.s-oo-a.GGount-ef.--IGss ef ar any Elama€Je to--tfls 434 Vassei--af--hef.-maeffioory. .. -Gf----BPPI:Irtenaooes-GovereE!--By 435 su~raAGe, er en--a-GGG-Unt--ef.-.--paymems--mage--te 436 GiSGilaf!je-Giaim&-agaif!St.oF-iiabiiiUes-<>1-!Ra-\/essei-GF-IRe 437 OWRers seve reEl by SUGA--IRs\lranGe.---------ffisuFaRGe-f*)liGies 438 sllai~ooV&F-IIle-GWAef&-<IRG-111e-GhartE!fafHIOOGrGIAg-le 439 lM-if--fespeative--iR-I.erasts-.------ 440 l\Jl-l:lUFiAg-!lle-Ghaflef.-PefieEI--IAe-Vessel-sllail-bE>-kef>~ 441 lnsHfeEi-by·----lhe--GRaff.ereFS at tA~ense-agffinst 442 f’f<JteoMoo-afld.-inelemHii)’-·Fisks-4and-a~-··a!}l!iH$1 443 whisii-Jt-.ls.-oem;>ulwl)’-lo-iA&Yie·foHil<Hl~eratioA-et-the 444 ‘lessel,---iRGI<I<ilflg--maiffiainlniJ-IiAanoial-seGI!Fity-ffi 445 assOf<iaA<;e-wiliHll!H:Iause-iG(a)(iii))-IA-wsh-ferm-as-the 446 GwflefS-sA-atl-tA-Wr~tin~prove ‘lffilslg ap.(}~all-flet 447 be-unFeaSeRably-wilhi>eiQ, 448 (G)-IR--th6-9Vefll-illal--aflt-aol-eF-Ae~ii§9Are--of-tAe 449 Gharterers--<;hall vitiate aR)’-91-the--iAWfaoce-llerein 450 pr-eviGed;-{he CAaFterer.s~y-te-tRe-GwnefS-al.l--lasses 451 afld.-iAdemnify-.the-GwRem-agaffiat-ai~Giaims-afld-GemaOOs 452 wlllGR-wouiG------GtheMise !:lave beeR-------OOvereG----by---sucll 453 ffis.ufanca- 454 (<lt--+he-C:IlhalaflFi<elfreOlr<>s-sshali,-twbjesl-t<Hile-a~~revai-Gf-the 455 GwAer~F-G-wRers!....IJM6fWr.iteFS,-------affeG~I-Insure4 456 repai-d-the-GhaflO!ers-shall-unaeFlake-Gettl”””’”’-<>f 457 alt-mlscetlafl-oous elCJ3SRS es-iA------oo-nneGtlen---wlth-------sool:t 458 repaif8--aS--Welt--as-all---insttFa4----Ghaf§es,-e.XpeASas----aAd 459 liat>iUties,to---tRe-extent---ef-Gaver-a!’)e-UA€1er-·the-fA&YfanGes 460 provlae<l-feeunaer-tH~ravi&laAs-of.s>JIH;Iause-44{aj, 461 +ile--GRQrtef8fS-tG----.be-seeured---fafr:Abursemem-tJ:lrough 462 the-OwnSfS!--Undei:Vt’ritars fer SHGI:I ex-F~eMiku’es---Bi*JH 463 pFGSGRtatioR-Gf-aooount&,.---...... 464 (e)-The-GhMerers-to-ramaiR-feapoRSiGle-lor.-f!fl<l-le 465 effeGl-----fer;lairs ana setUemeffi.---Qf-oosts----aml--exp&RSes 466 inwn-eG-tl’lsFaby fA---I’eSPeGt-of...a.U.--.etfer~fS-f’IOt-~ 467 b~uFaRSe&----andlef-fl{}t 93EeaaEliR9--a~lble 468 --fmnG!tis~-oHeOOctibles-J.:mwi€1eG----fuf---in---4Ae 469 iR&YfaRGefh 470 {ft--AII-tlme-used-t’eF-fe!’lafrs-ttn€lef---the--p-mvisleRS of-sub- 471 sla!JS&-’14(o)-aFI<I-+4{e)-aRG-fef-FO~~ateR!-<Iefeots 472 aGOOrding-t-o-Cia~beva,--iAGiudiH~deviatiea, 473 shaU-be-fer-tl:le----Gharterer&--asoount--aRG-sJ:Iall-fGfffi-Ji1alt-Of 474 Yle-Gherter-l”eeie<h- 475 :r.ne-Gwoors-sR-a-JI...Aot-be---re.spanslble-feF-any-9*(:JeASes.-as 476 are-insld- t<Hh<Hise--aRd-ap-·oHAe-Vess-r 477 suGh-time-as-may-bB-f9quire€1-t&-make-suM-repaiffi.:. 478 (!l)-lf-~he-senditieAS-ef-the-above-inSl!FaflWs··POfffiit 479 addi~oflal--insu~o-Joe-j>lased-l>y-tl1e-parti~sl\ 480 oover-shall-bo>-llmile<l-le-tlle-affi9\1At...for-sash-j>alty.sei-sllt 481 ifi···BEI*-3Q-an~~~-re&pe6tfvely~wners er the 482 Gf!.a.i:tefe-rs-as-tRe--Gase-may-b&-6Aalt--lmmetliately-furnlsR 483 the-eillef.j>arty-wilh-J)artlslllars-<>f-any-addiljonal-iHS<Iranse 484 effeGteG,.jnGAAHAg. .. sepies--Gf-any-oover-nate&-Gf-.j:loileles 485 a00-th9-WA-tten--sensoot--G~·--t:l=le--iRSureFG ef any--.s.usA 486 ffifltliFOO-inSUfB-Ae&·iFI any sase.wRere--#te·ooASeffi af-.suOO 487 ffi&urer.s-is--Resessru:y.------- 488 ih)·-Shoold-tho-llessei-b”””IFI<Hln--<lGIIIai,GGRslruBtlv<>, 489 Gompmmise€J--or_....,agree4-tota!---IGss--l&ndeF----tha-itH.mr-ar.ees 490 require4---ttRGer----6lollrG!ause 11 (a), ai~AGe-13’aymeAts 491 fuH!\Ish-loss--shaii-Jo<>-j>a{<l-1~-lhe--Qwners, whe shall 492 GistriDute-ttfe-------mooeys-·--betweeA---themse!ves---aflQ --.ti:Je 493 GHaftera-FS-aGGefding-te tAeir respeelive-interests. 494 {it---lf-·-the------Vesse+---beoome6---aR----aGblal,....--ooAstrustive, 495 OOR1f;lf9ffiiseG-er--agree4-----te-lal-le8S---\I-RGer-lJ:I.e.---ffisl:l-r.anoos 496 aFFange4--by-the--GwAers-in---aGGe!’Gans~u~e 497 44(B),-lhi&-GilarleF-shal~lermffiate as of the-Gate-ef-suoh 498 I 499 (j)---+llo-Ghar!erero-shali-ll;:>OR-th...,._t-af4ile-Gwner&; 500 PFOOII>IIY.Ill<OW!e-Gush-<leeumenl&-$-may-be-Fe~uired-!e 501 eAabte-the-Owner-8-l.Q.-abaftde.A-the-Vessel-to--tfte iRSUreFS 502 aA€1-slaim··a--e.GRstfUGlive-teta-l-leS&- 503 (i<)--l’or-lile-pur~ese-Gf-lnsuF8flGG-GG\Iefa!le-8Qaill6l-11ull 504 an4-mashinefY--8Ad-waHisks-undeF-the”pmvisioos-of-.sub- 505 oiause-14(aM!le-value-eUhe-lles<lei~s-tha-surA 506 iFidioatefl-i.R--gg.x-29.,... 507 (1)---NetwlthstaA<lffig--any!Rie!j-GOiltailled--i!H*!b-olaHSe 508 4{l(a~eEI-thal-l!eder-tile-pmvislens-of.Gia<~Se-14, 509 lklpp~Oilbia,lile-GwneF<H>hall-kee;Hhe-\lessel’s-Giass 51 0 fully-up4e-elale-With-!ha-GiasstliGalleR-Sosiely-lmtioate<l-ln 511 Bex--W-an<l-mailltaln-ilil-etl1er-lleoessary-eertiliostes-ffi 512 :feFGe-at-ai-1-times., 513 15. Redelivery ALSO SEE CLAUSE 46 514 At the expiration of the Charter Period lhe Vessel shall 515 be rede!ivered by the Charterers to the Owners at a safe 516 berth or anchorage at a safe aRS-loo-free-port or place 617 as indicated in Box 16, 1-A S\!Gh-ready-sale-eerth-as-the-Gwnefs.ffla\4lifeot~The 518 Charterers shall give the Owners not less than thirty 519 (30) running days’ preliminary notice of expected date, 520 range of ports of redelivery or port or place of redelivery 521 and not less than fourteen (14) running days’ definite 522 notice of expected date and port or place of redelivery. 523 Any changes thereafter in Vassel’s position shall be 524 notified Immediately to the Owners. 525 The Charterers warrant that they will not permit the 526 Vessel to commence a voyage {Including any preceding 527 ballast voyage) which cannot reasonably be expected to 528 be completed in time to allow redelivery of the Vessel 529 within the Charter Period. Notwithstanding the above, 530 should the Charterers fail to redeliver the Vessel wlthtn 531 the Charter Period, the Charterers shall pay the daily 532 equivalent to the rate of hire stated in Box 22 plus 5 533 per cent or to the market rate, whichever is the higher, 534 for the number of days by which the Charter Period is 535 exceeded. All other terms, conditions and provisions of 536 the Charter shall continue to apply, 537 Subject to the provisions of Clause 10, the Vessel shall 538 be redelivered to the Owners In substantially the same 539 Gf-as-§-€H~d stfb~Gtw:e,state, condition aRd·Gia&& as that in 540 which she was delivered, fair wear and tear not affecting 541 class excepted. 542 The Vessel upon redelivery shall have her survey cycles 543 up to date and trading and class certificates valid for at 544 least the number of months agreed In Box 17. 545 16. Non-Lien ALSO SEE CLAUSE 47 546 The Charterers will not suffer, nor permit to be continued, 547 any lien or encumbrance incurred by them or their 548 agents, which might have priority over the title and 649 interest of the Owners In the Vessel. +Re-------G-llarterefG 550 fufthef--agree---tG--fasteR----te---tha--Vesse-1--in--a--oonspiGUous 551 ;>lase-aml-1o-l<eep-s<>-fastene<klwill9-the-Ghafler-P~ed 552 a-AGtiee-FeadiA§-as-fQIJews;. 553 ‘+hi;;-Vessel-is-the-J>FOI’efty-of...tRame-<>1”-Gwners)rlWs 554 HRdeF--GilaFter--t-9-1Rame--ef-Ghafterer-s)--aRG-by--the-tGfFils 555 el-tl1e-Ghafler-P-arly-Aei!Aer-the-GhafterefS-Ref---the 556 MasteF-Aave.-any-Rghl,paweF---9f--auU~Gfity--la-Gfeate,iRGUF 567 e~SffHit.to-be-imposed-eA--the--Vessel aAy ·lien 556 whatseevef.!. .. - 559 17. Indemnity ALSO SEE CLAUSE 64 560 (a) The Charterers shall indemnify the Owners against 561 any loss, damago or expense Incurred by the Owners 562 arising out of or in relation to the operation of the Vessel 563 by the Charterers, and against any lien of whatsoever 564 nature arising out of an event occurring during the 565 Charter Period. If the Vessel be arrested or otherwise 566 detained by reason of claims or liens arising out of her 567 operation hereunder by the Charterers, the Charterers 566 shall at their own expense take all reasonable steps to fi69 secure that within a reasonable time the Vessel is 570 released, including the provision of ball. 571 Without prejudice to the generality of the foregoing, the 572 Charterers agree to indemnify the Owners against all 573 consequences or liabilities arising from the Master, 674 officers or agents signing Bills of Lading or other 575 documents. 576

PART II
“BARt=CON 2001” Standard Bareboat Charter (b) If the Vessel be arrested or otheiWise detained by 577 reason of a claims or claims against the Owners, the 578 Owners shall at their own expense take all reasonable 579 steps lo secure that within a reasonable time the Vessel is 560 released, including the provision of bail. 561 ln such circumstances the Owners shall indemnify the 562 Charterers against any loss, damage or expense 583 incurred by the Charterers (Jncluding hire paid under this 584 Charter) as a direct Gonsequence of such arrest or 585 detention. 566 18. Lien 667 The Owners to have a lien upon all cargoes, sub~hires and 568 sub-freights belonging or due to the Charterers or any 569 sub-charterers and any Bill of lading freight for all 590 claims under this Charter, and the Charterers to have a 591 lien on the Vessel for all moneys paid in advance and not 592 earned. 593 19. Salvage 594 AU salvage and towage performed by the Vessel shall be 595 for the Charterers’ benefit and the cost of repairing 596 damage occasioned thereby shall be borne by the 597 Charterers. 598 20. Wreck Removal 599 In the event of the Vassel becoming a wreck or 600 obstruction to navigation the Charterers shall Indemnify 601 the Owners against any sums whatsoever which the 602 Owners shall become liable to pay and shall pay in 603 consequence of the Vessel becoming a wreck or 604 obstruction to navigation. 605 21. General Average 606 The Owners shall not contribute to General Average. 607 22. Assignment, Sub~Charter and Sale 608 {a) The Charterers shall not assign this Charter nor sub- 609 charter the Vessel on a bareboat basis except with the 610 prior consent in writing of the OWners, which shall not be 611 unreasonably withheld, and subject to such terms and 612 conditions as the Owners shall approve. 613 (b)-The----QwnefS--&Rall---not-sall tl:le ‘less~-dijfiA§-----he 614 G\!ffi>AG)’-of--tllis--Ghafl-~lcwlth-<118--I’Fi<>F--wrllteA 615 GGASeRt-------ef-.----ttJe---GhaFtereFS, V.’l’liGA shall A9t Sa 616 tmr--saoonably--wi#theld, and s~;~t.Jjest-to--tRe--b~;~yeF-aweptiAg 617 a A assi!iAR-lertt-af-tJais--CharteF:- SEE ClAUSE48 616 23. Contracts of Carriage 619 “) (a) The Charterers are to procure that all documents 620 Issued during the Charter Period evidencing the terms and 621 conditions agreed in respect of carriage of goods shall 622 contain a paramount clause incorporating any legislation 623 rel~ting to carrier’s llabllily for cargo compulsorily 624 applicable ·In the trade; if no such legislation exists, the 625 documents shall incorporate the Hague..Visby Rules, The 626 documents shall also contain the New Jason Clause 627 and the BothRto~Biame Collision Clause. 623 ~ fbt---+he .. -GI:1-a-He-rer-s----are--t9----(}roGYre-t11aalhla~JI-i~”’assengeF 629 tleket&-i&swad---duFiAg---tRe-Gt:larter-P-eFlGG-fGF----tAe-Gaffiage-ef 630 passengel£--aml------tAalr-lugeage------blmief--thfs----GRa-ftef---P.all 631 oontaiF1----a-----J3-meunt-sla-Hs-e----lnoofP9-fati-Ag--aAy..-legiffiatien 632 rela-t-iRg-------te----6a-FfieFs-Uabm~er----passengers aAGl tlleir- 633 l”g9<JQ<>-G<llfl~Ciisorily-awtisable--ln-t-cle;-lf-n<H>”Gh 634 le~exlst&;-tAe-passe»f!9-f----tiGkets-s»all-iAGe-fPflJale 635 tHe-------Atherts---Conventien Relatln§-the-GaHiaee-e:J 636 Passe-RgeFS---aml tAeir lugga§e------by-Sea,--1-9-74,-----anti--a-Ry 637 ~rotocol-theret<>, 636 ‘) llelete as eppllcabla. 639 24. Bank Guarantee 640 (Oplional, only to apply if !1!!JJZ fflled In) 641 -+J:le-G-flafteFer.S-YAEieR:al~e to ..fur -flisA--;-bsfore-de-llve~e 642 Vessel,-a-fir-skl-ass----bank-gYa-FaR-tea-el”-beAG-----lR-----e-sum 643 a-Ad-al-the ~!aGe as-inS~GateG----in-Be-J( 27 as §U.arantee--fef 644 f”ll-p-aRGe-Gf..thnir-Geli§ali<>n841nclef-lllis 645 Gllarter-.--~ 646 25. Requisition/Acquisition ALSO SEE CLAUSE 40 (a)l(b) 647 (a) In the event of the requisition for Hire of the Vassel 646 by any governmental or ot11er competent authority 649 (hereinafter referred to a “Requisition for Hire”} 650 Irrespective of the date during the Charter Period when 651 “Requisition for Hire” may occur and Irrespective of the 652 length thereof and whether or not il be for an indefinite 653 or a limited period of time, and irrespective of whether 11 654 may or wlll remain in force for the remainder of the 655 Charter Period, this Charter shall not be deemed 656 thereby or thereupon to be frustrated or otherwise 657 terminated and the Charterers shall continue to pay the 658 stipulated hire in the manner provided by this Charter 659 unur the time when the Charter would have terminated 660 pursuant to any of the provisions hereof always provided 661 however that Jn the event of “Requisition for Hire” any 662 Requisition Hire or compensation received or receivable 663 by the Owners shall be payable lo the Charterers during 664 the remainder of the Charter Period or the period of the 665 ‘Requisition for Hire’ whichever be the shorter. 666 (b) Notwithstanding the provisions of clause 25 (a), in 667 the event of the Owners being deprived of their ownership In the Vessel by any Compulsory Acquisition 668 of the Vessel or requisition for title by any governmental 669 or other competent authority, which for the avoidance 670 of any doubt, shall exch~de requisition for use or hire not Involving requisition of title (hereinafter referred to 671 as ‘Compulsory Acquisition’), then, -ifrespeative--ef 672 the Glate EflJFIA9·Ahe Char:ter PerieG---wlwn-~!Gaffii*HsaFY 673 Mquls!U~GGur,.this Charter shall be deemed 674 terminated as of the date of such “Compulsory 675 Acquisition”. Jn such event charter hire to be considered 676 as earned and to be paid up to the date and time of such 677 “Compulsory Acquisition”, but not thenafter. 678 26. War 679 (a) For the purpose of this Clause, the words ‘War 680 Risks’ shall include any war (whether actual or 661 threatened), act of war, civil war, hostilities, revolution, 682 rebellion, civil commotion, warlike operations, the laying 683 of mines (whether actual or reported), acts of piracy, 684 acts of terrorists, acts of hostility or malicious damage, 685 blockades (whether imposed against all vessels or 686 imposed selectively against vessels of certain flags or 687 ownership, or against certain cargoes or crews or 688 otherwise howsoever), by any person, body, terrorist or 689 political group, or the Government of any state 690 whatsoever, which may be dangerous or are likely to be 691 or to become dangerous lo the Vessel, her cargo, crew 692 or other persons on board the Vessel. 693 {b) The Vessel, unless the written consent of the 694 Owners be first obtained, shall not continue to or go 695 through any port, place, area or zone (whether of 696 land or sea), or any wate1way or .canal, where II 697 reasonably appears that the Vessel, her cargo, crew or 698 other persons on board the Vessel, in the reasonable 699 judgement of the Owners, may be, or are likely to be, 700 exposed to War Risks. Should the Vessel be within any 701 such place as aforesaid, whlch only becomes dan{.Jerous 702 or is. likely to be or to become dangerous, after the entry 703 into it, the Owners shall have tile right to require the 704 Vessel to leave such area. 705 (c) The Vessel shall not load contraband cargo, or to 706 pass through any blockade, whether such blockade be 707 imposed on all vessels, or 1s imposed selectively in any 708 way whatsoever against vessels of certain flags or 709 ownership, or against certain cargoes or crews or 710 otherwise howsoever, or to proceed to an area where 711 she shall be subject, or is likely to be subject to a 712 belligerent’s right of search and/or oonfiscntion. 713 (d) If tAe insurers ef tRe war--fisk-------i-nstlfanGa,----wAe-tt 714 Glauoo--14--is-a~e,--shookl-requir&-!’a}’ffie!ll-of “115 preml~:~ms--anlil’-er salls-beGaHSB;-p-I:IFSI:IaRt-----tG--~the 716 G-flafterers! efdef&,---#te-VesseHs---witi:HRr-m-!s-ffire----lG.-ooter 717 and-r~ny-afea---Gf-areas---wffiGI’l-a-re---apeclfied 716 b-y----swA-insurer-s---,as--ba-IA§--Wbjest--te-ad4iUooal .. .prem-il:lms 719 beGai;;I-Se ef ~’\’ar R.lsks-,---tR8-fi-SUGh-premium&--afldler-Galls

PART II
11BARECON 2001” Standard Bareboat Charter
sl!all-oe-ffiimi>llffie<l-by-lha-Gllartar&fS-la-#le-GweeFS-al 720 the-same-time-as-t~B-Aext-paymeffi--Qf-Air:e-is·dl:l&:- 721
(e) The Charterers shall have the liberty: 722
(1) to comply with all orders, directions, 723 recommendations or advice as to departure, arrival, 724 routes, sailing in convoy, ports of call, stoppages, 725 destinations, discharge of cargo, delivery, or in any 726 other way whatsoever which are given by the 727 government of the nation under whose flag the 728 vessel sails, or any other government, body or group 729 whatsoever acting with the power to compel 739 compliance with their orders or directions’ 731 (ii) to comply with the orders, directions or 732 recommendations of any war risks underwriters who 733 have the authority to give the same under the terms 734 of the war risks insuran«::e; 735 (iii) to comply with the terms of any resolution of tha 736
Security Council of the Unlted Nations, any 737 directives of the European Community, the effective 738 orders of any other supranational body which has 739 the right to issue and give the same, and with 740 national laws aimed at enforcing the same to which 741 the Owners are subject, and to obey the orders and 742 directions of those who are charged with their 743 enforcement. 744 {f.)-------ffi-te-evant ef ebltbmak-ef wa.f {w-Rether--the-fe ae-a 745 deslar-atlGR-Gf-w-ar-·or-net--t--fit--betweeR any ~NO-GF--m9fe 746 of-the-4eUewln€J-OO\HWi~·the-I.J.Rite4--States ef Ameriear 747 Rlfssiar·the UniteS Kin~Eiaffij----FfanGB;--and---tfle-P~ 748 Re!*ll>liG-af-Ghi~etwa&A-afl)’-1wo-aHll<)f6-of--the 749 eeHRY/es--stateEI in Bex----3e., -9etfl-tl-le--Gwf:tefS- aRG----tRe 750 GharteFeFS stlall--have ltle right---tG---GB:HGel-this--GR-after7 751 wf:le.FmlpoA--tRe-G-1:1-afterers sl1all retleliv&f-tl:te--Vessel--ffi 752
!!1e-GWOOfS-i!HIGGGr<!aiwa-With-Giao<;e-4li;jl-!he-\lessel 753 has-eaF§e-en-beaf4--afteF-disGJ:\af§e-#lereor-at 754 l;lestiAatiGA-;--9r-if-da9affeG-u1’!deF ti:Jis G1ause .. rr-eFR 755 reasAiAg-an<k>fl-g-U-a! a Rear opell-aFI<kafe-perl--as 756 <!ireGted by !!1e Gwners,-er4!11e-Vessei-llawe-Gaf!I’J 757 el+-bGaHJ,--at-#le-peft-at-wA~e-Vessel tReA !s--eF--if-at 758 sea-ai---a---Reaf;-epeR---aAG----safe-paR-as----dlroote€1----by--tf:la- 759 QWAefS,----f-n.-aU Gases hffe-shaH--sootfnue---te-9e----pai4-J.R 760 aGGOFEiaooa---w/th~-Gl-at:it!ie-----1--1----aFld e>:GefJt a.s-afe.Fe.satd-a!l 761 elller-jmWisiellS4lllio-GhaF!6FWII-appi)41HYI 762 rodellve~ 763
27. Commission 764
+he--GwRar.s-to pay a eernmissien--a-t--tRe-.rate--ffiE!Wated-in 766 ~ate tAe 6rokers Ramea ln-Br:m g~ en-any--hire---paid 766 un<J<lf-th<>-Gha~<>-<a!a--l&-iR<IiGa!ed-in Bo” 331-lllo 767 oommiss-ioo----tG-be pai€1 by the.-QwneF&-SRall---GeV8F----#te 768 astual-exj:Jenses ef tl:le BrokefS-aR€1-a-raaseRable--fee--feF 769 their-work ,. 770
lf-tho-IHIW!Ir&-is-ooli>ai<k>wi~reaGh-of !H&-GharteH>y 771 aitflef--Of--lho-partles, the ‘”’W-IIa-erafore----,;1\aU 772
-iAGemAify--#le--Bmkef&-afJaiR-st--lllelf---Wss.-- Qf.-oommtsslon~ 773
Should the parties agree to cancel the Charter, the 774 Owners shall Indemnify the Brokers against any loss of 776 commission but in such case the commission shall not 776 exceed the brokerage on one year’s hire. 777
28. Termlnatron 778
(a) Charterer’s Default 779
+he--GwRers--shali-IJe-entttte<l--lG--withGraw-too--\lessel-from 780 tAe-sefViGe-Gf-.the----Gh aFteFers anS----tefmlAata-Ule---GRa-Jter. 781 willl--immediate-elfesl-by-wfil!el1 not1Ge-io-111&-Gharterer&-1t 782 {it-the CJ:laFterers fail te pay ~’liFe in aGGefGaooe-with 783 Glause---1-’h----Mewever.,--wftefe----.there------1&------fai!ure--te 784 make-----puflGtuaJ.----payment--eJ---flir-e-due---te-eve-FS!ghtT 785 Aei}Hgel’!ce, erreFS or--omlssial’ls-oR--#Ie-paH--of--t-Re 786
Ghafter~sir-baFl-ke-fs,-lhe Qv ·ners enan give the 787
GRaftefefs----wfitten-----AgtiGe--~e.~numbef------{)f -GJea-F 788
i>allking-<tays.--stated-i11-13ox-34---jas-feG<Jjjnise<l-a!-IAe 789 agraOf! t>lase--of;>aymoot)--in--wlliGh-to-<estify-tlla-latlura, 790 aR4-wheA----Se-reGtitied-witRlA----$l;lGI=l-FWJ’Rber~e.f---4ays 791 fol!owiAg--t-he-OwneFS’ noUG&,---the-paymeffi.-&MI!--stand 792 a-s---regular. anEI j8{clAGtual.--~-aHur-e-by--the-Gflarte!’8fS-to 793 pay-l;iro--wl!hin--11\o 794
“”’”bSf--<lf-day&-sta!e<l-ln--Behl4-af-li1e!HeGelvieg 795 the-QwnefS!-RatlGB<-a&--l*fNiGed .. hatei-A,-sha!~e 796 the-Gwnefs-t~w-fRe---Vessel··fmm-t-Re-servise 797 ef-the--GRaftafefS--an€1-temtinate·-tfle----GNFteF-WI!Ae-ut 798 furth9f-tletise.; 799
(IIJ--!I1e-Ghafiefer;;..Jail--!o--GGmply-wl-e-requ-s BOO oF. 801
~lause--8-ftra<lin!}-RestfiG!lons) 802 (2) Clause-1;l{a)--(ffisuranoo--a00--Repaifs) 803
(‘r<Widad-tHel-ll!e--GweerH\I!all--have--!R<H>ptieA;--J.y 804 wr.iUen netiGa -te-the--ChaFterefs,-.. to gl•:e the 805 Gl!artaref&-a--Sf”’Glfie-mi>ef--Of-<iay&-jjraoo--wilhffi 806 whiel:l te r-eGtlfy-tfla---failiJfe-witHoot-prejudire---00-the 807 Gwoors’--flght-te--wlth<lraiV--afl<l..laFrnl!lai<Hm<iar--!his 808
Glause If lhe Chaf!efers-fal~ply- with sush 809
Mtioor
~ll)--the-CharteFers fall le res!lfy any-failuro--to-e””’’’il’ 810 will>-the-·-r-””men!s of sub-Gl..,.e---40(a){i) 811 (MalnteMAGS--itAd -Re;a aiFS) as-seGR-a&-pFaGtlsally 812 pessible--after--tfle---GwRers..--fl~uested--tl:lem-in 813 wRUng se te Elo·-at=u:l--i-R---any-eve-Rt--so-ihat--tAe 814
~ASUmRGe-Gever.is-net-prejudiG-e€1-:. 815
SEE CLAUSE 41 & 42
(b) Owners’ Default 816 If the Owners shall by any act or omission be in breach of 817 their obligations under this Charter to the extent that the 818 Charterers are deprived of the use of the Vassel and 819 such breach continues for a period of fourteen (14} 820 running days after written notice thereof has been given 821 by the Charterers to the Owners, the Charterers shall be 822 entitled to terminate this Charter with immediate effect by 823 written notice to the OWners. 824 (c) Loss of Vessel This CAarter-shall-l>e-deeme<l-!<>--ba-leFmiFiatad-if-tho :Vessel----heGGmes a tetal-less er !s deslared-a~ soostrustive-eF-Gempromise4-oF--arraHge4--tetal-less.------Fef
!110--flurpose-4-this-wl>-Giausa,-!he-\lesssl--shall-eo!-ba 825 deemed-·tG---Be-l9$t--uR!ese--s-Ae-ha&-eilRer--beoome--aA 826
-aGtuai-tGta!--tess-or-ag-reement-lla-s-aee-A--feaffieG-wllh-hBF 827 -uA€1SFWf.!ters-iR-FespeGt--Gf--h6f-GGAStr.ustiva,oompremiseG 828 fH-affilAi}e4---tGtal less er if---m!Gh-agreemt-wlth~h6f 829 Wl<!e/W<Iter&-is-Rol--faaGha<I--J!..i&.a<ijudg~soffil’elefli 830 tfibunal---tRat---a-oonstrustWe---!oss--ef----ths----Vessel-has 831 oGGUrrorh SEE CLAUSE 40 (d)/( e) 832
(d) Either party shall be entitled to terminate this 833
Charter with immediate effect by written notice to the 834 other party in the event of an order being made or 835 resolution passed for the winding up, dissoilltion, 836 liquidation or bankruptcy of the other party {otherwise 837 than for the purpose of reconstruction or amalgamation) 838 or if a receiver Is appointed, or-iHt-wspen~ymeAt; 839 ceases to carry on business or makes any special 840 arrangaments or composition with its creditors. 841 (e) The termination of this Charter shall be without 842 prejudice to all rights accrued due between ttla parties 843 prior to the date of termination and to any claim that 844 either party might have. 845
Repossession
In the event of the termination ofthis Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel 846 from the Charterers at her current or next port of call, or 847 at a port or place convenient to them without hindrance 848 or interference by the Charterers, courts or local 849 authorities. Pending physical repossession cf the Vessel in accordance with this Clause 29, the Charterers shall 850 85”1 29. 852 853 854 865 856 85”1 858

PART II
“BARE CON 2001” Standard Bareboat Charter hold the Vessel as gratuitous bailee only to the Owners. 859 The Owners shall arrange for an authorised represent- 860 ative to board the Vessel as soon as reasonably 861 practicable following the termination of the Charter. The 862 Vessel shall be deemed to be repossessed by the Owners 863 from the Charterers upon the boarding of the Vessel by 864 the Owners’ representative. All arrangements and 865 expenses relating to the settling of wages, 866 disembarkation and repatriation of the Charterers’ 867 Master, officers and crew shall be the sole responsibility 868 of the Charterers. 869 30. Dispute Resolution 870 ‘) (a) This Contract shall be governed by and construed in 871 accordance with English law and any dispute arising out of 872 or In connection with this Contract shall be referred to 873 arbitration In London in accordance with the Arbitration Act 874 1996 or any statutory modification or re-enactment thereof 875 save to the extent necessary to give effect to the 876 provisions of this Clause. 877 The arbitration shall be conducted in accordance with the 878 London Maritime Arbitrators Association (LMM) Terms 879 current at the time when the arbitration proceedings are 880 commenced. 881 The reference shall be to three arbitrators. A party 882 wishing to refer a dispute to arbitration sllall appoint its 883 arbitrator and send notice of such appointment in writing 884 to the other party requiring the other party to appoint its 885 own arbitrator within 14 calendar days of that notice and 886 stating that iL will appoint its arbitrator as sole arbitrator 887 unless the other party appoints its own arbitrator and 888 gives not!ce tllat It has done so within the 14 days 889 specified. If the other party does not appoint its own 890 arbitrator and give nollca that it has done so within the 891 14 days specified, the party referring a dispute to 892 arbitration may, without the requirement of any further 893 prior notice to the other party, appoint its arbltrator as 894 sole arbitrator and shall advise the other party 895 accordingly. The award of a sole arbitrator shall be 896 binding on both parties as if he had been appointed by 897 agreement. 898 Nothing herein shall prevent the parties agreeing in writing 899 to vary these provisions to provide for the appointment of 900 a sole arbitrator. 901 In cases where neither the claim nor any counterclaim 902 exceeds the sum of US$50,000 (or such other sum as the 903 parties may agree) tho arbitration shall be conducted in 904 accordance with the LMAA Small Claims Procedure 905 current at the time when the arbitration proceedings are 906 commenced. 907 (b)-.+his-GoolfaG!-shall-b’”iJOV6r+lOd by and senstrue<HA 908 e<GOfdAAGa-Wilh +ille-9-<>f-llle-lJnlle<I-States-Gede-an<l-#1e 909 Mafltima-baw-Gf-#Je--YRited-atates-anfl.-aR.y4isp-ute-aFisiA§ 910 eut-ef-aF-iA-oormeGtleR--Wit-A-this--GeRf:Fa.Gt-shaJI-98-Fefe.Ffed 911 le-1RF<>e-j>ef&ell&-al-J>Iew-Y-eFk,-<me-to--I>IH!j>~oiR!ed··l>y 912 eaoR-el-1iJ<>-j)artie&-llerele,-<lnd-li1G-tllif<i-by Ji>a-tw<H><J 913 OOese-JF,-tAeif---tleslskm-Gr-that-ef any two-ef.-tlwm....sllall-be 914 linal,-and....fef-ll\e...pufJ>956&--<JI-enferolAg-any....aW81”<1, 915 judgmSRt-may--be-eAle-Fed-ol’l--3fHIWar-d by aAy GGI:lft-of 916 eempetent----j:UFiOOiGtien. Ti:la proeeeffiA.gs--shall---be 917 oonGuGled--iA-aGGerGanss witA the---rules---ef-.the--Sesiety.-9f 918 Mafi\lme-Afbitfa!ers, ins, 919 ffi-.Gasas--wl1&re---neltRer---#te-Giaim--nGf-afi.Y-GOUAterolaim 920 ‘”””’eGs-!il<HtUffi-ei-\JS$aOfJO()..(ef-suGh-eli>eH;Wll-astile 921 parties--may -agree)--tilEHifllitr.tle!Hlllali--be--oon<laee<l-ln 922 aG<leFGafl ,...wlll1-lluHlhoflene<I-Afi>itraUen--Prose<lur<H>f 923 tl>e-Sesialy-ei-Marltime-Afi>ilfa!ers;-IA<>-<>””””t-at.fue-time 924 wReB-Ule-arbit-ratioo-pRJseeEfiAf:”IS aFe somFAeAGed. 925 (<;)--rhis-Ge-.t-shali-ll9-!JGVernefi loy-aM-GOns!rue<i ifl 926 ast3Gf<iaooe-wl!h-·tile-laws-Gf-tht>-j>laoe-ffi1l!Ually-agreed-by 927 ~Fties-anG-any dis~We-aflsiAg~out-Bf-eHR-GoAAeGtloo 928 wlth--tRis---GG-RtmGt--sAall---be-refefr-ad--tQ-arbitfatloo-at-a 929 rnulHa-Uy-agre~klre.--siJbjeGt---tv- tAe p~esedh!FSS 930 appUsai>ie-tllere, 931 (<IJ--Nolwltll-g-ja),-(~)-a!>ove,lh<;-r>aftles-may 932 agree--at-aAy.-time-ttH”e!Of--19-medialiefl...a!1y-<ii-sa 933 aRfi/Qf--Gispute---afisjRQ-9Ut--ef-er-iA-Gel’m6Sti-Gn-wit-!Hhis 934 GontfaGb 935 IR-tile-oase -oHrdisp<Jie..i11-re8pt>Gktf-WhisiH!fbltratioo 936 has--l>t>eA-WmmensaEH!nder-(a)rii>)-<>1”-{o)-aeeve,the 937 foiiewiRf!””haii-ai’f’ly;- 938 (IJ-!iii!her-party may at any-liffit>-afi<Wrom-lime-!G 939 time- elesl-te-refet-the dispute or--paft.-.Gf...tl1e-displ:lla 940 lfHl’ledia!ioR-by..-aefVIee-.on-tRe--elhef...paf!y-Gf...a 941 WfilleR-1\0ti~MeE!i<ttien-Notise”J-(<;a!URg-on 942 tile other party-lt>-a!Jree-to-media!it>fh 943 ~1)-+he--e!her ~afly •han-the-oo-wilhlit-44--<;aiendaf 944 days ef resei~t--of-the-MeGiatlen-Netise-GGnfifi’Fl---#la.t 945 Ul-ey-agree te medlatie~GI+-Gase-tfle-parties 946 shaiHh<>fealtar-agree-a-medlatof-Withffi..a.-furlileH4 947 ealan<lal”-<iays,lailiR!!-Whi-<>--applioatie!Htf 948 eitileF-~eclla!eF-Will-be--a~poiAteG-.premptiy 949 ey-tRe-Afi>itratieo-+rii>unaHIIl<>-”+fibunal’)-eF-SliGh 950 persen- as tRe T-tlbunal may desi§Aate-fer---that 951 Pllfll956.---l’h9-R1e<liaUeR-sAali-lle-eeA<Ius!ed-ffi.&!loh 952 ptaoo .. -aRG-iA--a(;GordanGe----With--suoh---pfeGSEIHFe-afld 953 on---s-uGA-t6fA-1s-~s tRe ~artles may agroe--eF,iR-tRe 954 eveAt--ef 9isag~ement, as may.---be--set---by--tAe 955 me<iiatef, 956 ~ii)-11-jhe--e!her-pafl>’--<!ees--not--a§fae-lo 957 me<ilate,lilat-faGt-may-l:Je-brou~<>-atteAiieR-91 958 tlle-+rii>unal-aA<i-may-b<Hai<er!..ifl!<>·asoollfll.by..the 959 +Abunal-wilO!HIIIooatin!Hile-oosts--el-!ile-afbltmtiOil 960 as-between.fue-pl!ftles, 961 (W)--+ile·.,edia!ioR--shaii-oot-alfeGHhEI-fi{lhl-<>f···lll1er 962 pafty-t-a--seek-s-~:~sR-Fellsf-er tal~e SYsh---steps--a&-ft 963 wnsiQ6fS--ROGessa~t-eGt-its--il=l-teFsst- 964 (v)--Eitiler party may-a<ivioa-the TA~unal that-#ley.llave 965 afjfee{J--to-ma4i-atleR.---+-h~itratie~ures 966 sl!a!l-ooA!inufH!uFIR!}-lhe-<endookJI-the-me<iiatien 967 i>y-ti1e--T-fii><ma!-may-take-the--mediattaR-tlmetable 968 inla-<>sGOOAt-whaA--Seltlln!l-lhe-timetabl<>-le•·•leps..ifl 969 the-arbitraliOfh 970 (vlt-lJnie&&-etAe!WIS.......,IIfOe<l-<>~est~ed·-iA-!ile 971 meGtatlon-tefmS;-eaGl-1-party sAall bear-its ovm sests 972 inooFFe<!-in-the-mediatioo-an<i lila ~a~ies.sl>aii-Ware 973 “’’IOiiy.the-me<ilat<>r’s-sesls-afl<l.&xpenses, 974 (viif-’l”-lle-mealati<>n-pm..........mall--be-willlellt-praj!Jdioo 975 aOO--oonfideffiiaf.-and--lle--fAfet:matlon-91’-dvGHments 976 disGieseQ..<Iurlng it sl1ali 9EHeveaied-to-111e.:rfii><ffiai 977 exeept-1:9-tRe ~Gent that-#tey are C:i!sGiosa-13-!e-ooQe~ 978 the-law-aA<i-pmeeti<!f’eijevemin!l-llle-afi>llr<~tla~>c 979 (Nille;..ilJe.pa!rios-<i>efrlti-!Je-aware..lhel lho medlalle~ay 980 uaf-neGell<afily-iRlerropiJfme.limil&} 9 81 (e) If Box 35~iH’aft..i-is-nek!wfef/fia!eiy-lllled--IR,sub~ 982 ala\ISe-30(a)4lhis-Giause-sAa!t-appl~l>-oia\Jse-3Q(G) 983 silaU-opply-ln-aU-o’”””” 984 ‘) Sub-clauses 30laJ, {!Q@ and J)f2l are allernatives; Indicate 985 alternative ~greed In Box 35. 986 31. Notiaes SE;E CLAUSE 51 987 {<I)-Any-ootia<He-b6-!Jiv61l-by...either paFty to the--elileF 988 pa~all-b<>-ln-wfiliR!J-<”lfld·may-lla-seAt-.by..ffil<.-teiOJ<; 989 reglslereG-er--FeGGfQed+naiJ-e.r..by-persoRal-sewlG& 990 (b}----+he--adGfess--ef-tl:te--Ruties fer seFViGe--af.--s.I;IGA 991 eommuniGatioo-s~all-be--as-stated-ln-Bexe-s-;}...and--4 992 rOSjleGtively, 993

“BARE CON 2001” Standard Bareboat Charter
PART Ill OPTIONAL PART
PROVISIONS TO APPLY FOR NEWBUILOING VESSELS ONLY
(OpfionaJ, only to apply if expressly agreed and stated In Box 37)
Spesllioatioos-all<I-S~Ipbulldln!J-GeRtraG! {a)----+he-Vessel--sRal-f.--be--eeAStRK;teG--iA--aGGOrGaooe-with the--B\Iildln§-$1li~oulldiA!}-GoRlfa<Jl-fllerealleH;alle<l-”ll!e 2 ‘<Jei~ouil<liR§-!Midlng--G<lntfa6l’)-as-aAASJ<ed--te---tl!is ~ Gi1artef;-lllaGe-l>elweefi--IAe-.f!JJildef<>-anG--lRe-Sell6f8 4 QWAeF&-aAG--ffl--aSGGF€iaRSe With the-spooif~GaUeRS--afld & pialt&--aAAexeEI----Iilaf<lt<l;-----WGh-B<IildiR!J-GeRifaGt, a speGif!Gatioos---aAd·-PiaR&--havi-R!}-Seen-GG-tffi-te~sigAe€!-as + -·<1-by~he-Gilarl<lfer& 8 (l>l--.J>I<H;Ilange-sllall-bo-ma<le-in-llle-SIIlpbuiiEiiR!J-QulldiAg Goo!faol-GHn--the-s~eslllaalt<>lllH>r-piafls-QI-lh&-\lessel-as 9 a~pr~e-Gha-·-aiHlforesal<l-willlout-tAe .\{) Gl:taFtererf?-wAsenb 4+ (G)---+Ile--C~aflerere -sllall-lmv&-!Ae-<1ght-lo-00n-olr -12 FGf’F””8R!alive-\G-th<>-ll<lildefS’-¥af<l-le~ASflOOI-tllo-\lessel ~ Gwmg~urse--ef-.t4ef-6GRSWGtieR--le--s-atlsfy--#lemselves 44 t-Aat--GensiJ:uGtkl.n.--is-iA--assGFda-Ree--~wilA----suGh .. -awroved 41i &[3eslflsatiens-aAf!.-.!*a»s-as---fefer.re4---tG--tmdef----Wb-Giause .jS (a)-eHili&-Gia”””’ -1+ .jjl (d)·--+R<>-\Ie&sel--shall-be--built--iA-ascord ,......witll-tRe llllildiAg-Gooifast--aAEi-4\all--l>e--el-th<>-deoort~tioiHG!-sUt 49 lheFei!tr-<JuojaG!-to-!1\~rovi&iaR<H>I-·••ktallse ;!(s)(<~ ;J() llareundef,-lAe-GilaFterefS--sllall-be-b9CIH<!--lo-aooept-;he ;u
Vessel----from.-tRe-GWner-s,--<39A’lpleta4-aAd--oonstNGted--iA 22 a006f8an......wilh-llle-Bulldln!}-GentmGI,--sn-tha-Eiata-of ;J;l <lelivef)’-l>y-the--B\Iilders,....+A<>-GhaFterefS-uR<Iefleke-tllal 24 havi-seple<!-111e-\le&sel-llley-wiU-Rat-llleraafieH’alsa 2§ aR)Lslaims-agaiAst-llle-Gwl!are-ln-f85PSGI-ar-tlle-Vessel’s 2S pelfefmanse er Sj366UiGatleA------Gt----defaGts,------if----aR.y. ‘J+ Nsverthetess,-il1-f8-Sfl’6Bt···Gf-.a.Ay--fepaif&,-feplaGeFAGRtS-”Gf 28 aefeell>--wllisll--appeaF-WitiliA-lil<>-tirst-42-mentils--IFGm :19 ijeiivefY-bY--tAe--BHHGefs,tRe--QwnefS--Sh.atl-enEieaveYr--te <!0
GQmpet-tRe----EkliiGers--te----fe.J;lair, Fef!laGe-eF--FeFHedy----aAY ;u de-feote--e.F--tG-r-eoovef-fmffi--tl::!e-BuilEieFs--any--exf;leAditldfe :>2 if’IGUFreG-in--GaffYiFig--oot--s-uGh reJ3aiFS,~meAts--er ~ remedies-.-----HeweveF,--#Je-GwAefs!--lla9illly--t.9--tAe-Gilatte~ers u <14 shall-be-llmite<l-t<>-lhe-el<leR!Iile-Qwflers llave a vaH<I-efeim agaifi&t-lile-l’lulldefs...WldeHile-jjUa~ause-el--the •• SUIIding-G<>nlraG!-{a--ooi’)’-Wl1er<>ol-ffils-be-~lie<!--l<> ‘aa ¥1- lile-Gharterefi>),-+lle-GhaflereFa-shali-be-IJeuR<!-Ie-aGGGpl wch-sumS-as-the--Gwfl9fS--8f6-reas<>naaly-ai>ie-to-re._, 39
UHEief-t-his---etause-an~-eAall-make-AQ~f-l:lfthef Giaiffi-GA-lhe 4Q
QwAef&--for---tila---dlffefeRGe-betweaA-the-amel:lnt(&}-sG 44 r-eGG’IOO!d-aAG----Ule-aGklal-expeAtlituFe-On-fGPaifS,replasement er-reme<lylng-Oelasi<H>r-i<>f-any~me-l ‘”’ 4:! Afly-li~ui<late<Hiarnages-lor-pilysl<;al-<lefesls-e~de~si””Gies 44 shall-aGGfUe-lo-lile-assmml-<>l-the-pal!y-slatad-iR-llo>4’$) 45 of-if-flsl··fiii~Rall-be-share<l-ef;ually-be\woon·the-paflle!h 4Q The-Ge&ls--ef --f*lfSUing--a--Giaim---eF--Gia-lms af)aiAst--tAe 47 lluildEli<Hinder-lills-Giause-(instuEiiAjj-any-1iai>mty-l<>-lile 48 Bllilders)-silall-lle-l:>ame-lly-lll...parly-s!alad-iA-B<l>-#(b)-er- 49 ii-Rei-IIU~n-sllall-be-sllared-sqHally.-lletweeMil...paflle& a9 M :r-lme-aRd.J’Iaw-oWellvery SE!; CI.A\JS€-33 (~bjesl-----tG tAe ‘fessel----having---wmplet.e4---fleF !;2 asseptaooe--lflals-ffiGiudiA!I-Ifials.-el-wrrw·•flllilmleRHl1 53 aooar<lenGe-Wilil-!ll<>-ll<lildln~at-aR<I--sj>eGIHsallons M le-lhe-satisfaeUGlHlf-lile-Gilaflerer&,-llle-GwnBfS-silall.gjve 55 and---tl:te---Ghart.erers...shall-take-f.lelivefY-Gf the Vessel--af.leat lie when-feady-foHialivery-aR<i-properly-<Jeeum8llle<i--at-the 5+ !luilaef&’-’>’af<H>f-so-or-saf<>-and-readily-at.-.ll>le liS aook,whar~-<>H>Iaee-as-may-b<>-agreed-llolween-llle-parties §9 herel<>-aRa-llla-l’luilaElf&.-1Jnd9F-Ihe-l>uil9iAg-G<lntFaGI,-!IIe 00 !luilaers-llave-eslimaleo lh-e-Vessel-wll~.be-rea<ly-fef ()j. <lellvel)’-la-llle-llwllefS-as-lllareiJ>-~rovide<l-el!l-lhe-delivery @;! date-lo~ths-pufPese--al-lile-GilarleHlllall-ba-lll<>-dal<>-wheR @;! lile-\iessel-is-ln-fast-rea<ly-for-<leiivBl’)’-lly-lh<>-E!alloers-aftar 64 oompletfen”-Gf--.tFials--wJ:Je:tl’Jer~tRat---bs--befere-or-after-as a& lndioateG-ffi-lhe-ll!iikllng-G<mifa~art8FeFS-Shaii-RG! 66 be-entilled-ta-relll8e-ooseplanse--<>l-<leliv~he-Vessel fJ7 68 an<l-llpan-aR<I--sfiar--susll-aG<Je~laRoo,-·suOieolte-Gimlse 00 .j.(<l);-ll!a-Ghar!Sf9f&-shait-Rot-b.......U~ad--le--make-afl)’ ‘Ill G!aiFA-aQain&t-tfte-GwRSF&-in---f6SJ)BGf.··9f.--.a.Hy-GSRGJtlf.HIS;- .f.:l. FepfaseAtati9AS---Gf--Warrafllie.s.,---wAe#leF-...-e*f)r.e~s-----Gf +2 ill’l~~a<J,as-l<>-lil........werthiROSS-Of-lile--\lessol--sr-·-IR +:! .respeG~ay-in-deJiver-y. 74 (b)---il-f<lf-any-reasan-Giilef-lilan-a-defaull--lly-llle-8ellars ;ze Gwners-4mdef--lll<>-1lllipi>alldin!}-GellifaG!;-Iile-!luildere -7S beoolfi8---6Atltled--uRQer--fuat-Ce~ol:--ttl-deliiJef--t.l:!e ++ \lessel-lo~lle-Sellers,-lile-Gwners-shalklj;oR-givil1jj-l<>-lhe +8 Ghaflerers-...WFil!ell--netiao--of--llulldors---l>”””miA§--69 79 efflille<:l,be-elffi!lsed-lroll’I-Qivi”l)-<<ellvory-<>l-lho-Vessel-lo SO lile-GilaFterefS-an<l--u~oR-fBGeipt--ef...Gilsh-<loliae-by-.llla 81. GJ:i.after.oFS tl:lis Ch~a.II-Gease-t&llave-effee.t. g2 (G)-I~y-reasoR-Ihe-GwAer&.booarne-eRlllled-uA<IGf lhe-EMdlng-Geffifast-le-rejeG!--Iile-\lessel--lhe-Qwner~ 8J Gl1311;-i>efer<>-exerslslllg-s-.Jght.ffi.fejeetiaR;-OOnsulf-lile 84 C~s-and--therebl\}00 35 (iJ--il’the-GI!arterer&-00-nol-wisll-t<Hako-<lelivery-ef-lile 86 \1essel -liley-sllall-infafffi-111e.Gwners-wit hill-8fAAln-(7-j-Mming 8+ Elajl&-by-no~n-wfiliA!T-aA<HI;Jo/l-feseipl-by.tho-Gwnem-el 88 sYGh-ooYss<hls-GilafteHlhalklease-lo-llave-e flesli-<>r 89 \ii)-lf-lhe-GilartereFS-Wish-W-leke-aelivefy.-ol-llle-\/essel gQ liley-may-by-oolis<>-in-wfiliRg-willliR--seven-fl)--rumliRg lJ1. day&--f6{lUir-e--t-Ae-0WReF&-te-r~8fj9tiats-witJ:I....lha--BHf\G6f$--3S tl6 la-the-lerfm-eR--Willsh-<lalivery--slle\11~--be-leken-aA<iler W reffa.iR-from--exe-f(;;isiR§--!Aelr-fighl-ef-r-ej&Gtlan ~aAG--UfH’ln 94 reeeipt~h~-ROOse-tJ:le-QwAer.s-sllatkGmmeHGe-.SYGR 95 n6!JGljaHoAHI!ld/or-leke--<lelivory-el--the-Vessei-lfGm-the gg BllildefS-sA<i-deliveH1er-ta-lll<>-GhaflerefSi 97 (ll~.....ffi.-AG-Gi_R_II-IIle-Gharterers-i>e-enlilied W le-rejasl-llle-lle&&Okloless lhe 0Wfl&f&-are-ai>le-1o-re)esl 99 lile-\/esse>lfe”’-th<>-llllil<lei’Si-S€E-GbWS!;-~ 400 (iv)---lf...li;is...Cilarter-lefmlnale&-1Jnd8f-S\Ib-slause-(b)-el W.1-tllis-Giause,llle-Gwo6f8--Bhall-lilereaft8f-f191-be--liable-te 4{);! llle-Gharleref& -for-aA)’-<;Ialm-oodef-BF-afisiRg--suk>l-tllis 41l3 Gha-...Jis-t&llf\iRatl<>lh - (<1)-An}Yi~uldate<klamage&-fur-de!ay-in .. daJivery.-unaef 4.Qii lile-!luH<llnB-Gooifaet-aA<I-a!ly-<JeSl&-inG1lfFe<i~n-purwiAg 49@ a-slairn-!llorefe~sllall-assrue-le-lile-aOOOUAt-·Of.-lh...parly +W- statad-in 8 “” 41 (c)-<>F-iHlot...Jilled--ln-sllall-b<>-GI13red 498 E><j\lally-llelweeR-IIle-paflieSo 400 -149 3. GuaraHteeW..-ks-SEI>-GI.AIJSIH2 -lf.--net-----etllePNise---ag reed,--the--Gwners---au-t-Rorise-----tAe -144 GkarteFeFS----tQ...ar-Ean§e--fof--tlw.--guaFaRtee-wefks-..to-be -’1-’1-2 per{efffiO<i--i!Hloosrdan......with-l~e-£hlpl>uildiAg-build~ -!’hl Goolmet-t””’”””nd-11 ire--1e--seflliAlle-dHfifl!l-lh...peFiod-·of +14 guaraRtae.--wer~TAe--G-RarteFef<’..,....Have--te--advlsa--tlla :1--4§ GWAem-abe-ul----#le-peffefmaAre-te--th~t--the-GWAer-s 44-€i may-re<jUeol, 4-1-7 4. Name-ei-Vessoi-SIOE-GI.AIJS!i44 H8 +h<>-Ralll<>-<>l--!lle--\/essol-shall-l>e--mulHally--agreed 149 betweeFI---#l-e-GwneRrand-tlle--Ghalle-mJS--anG---ti:te-”V-essal 4-20 sllall-be-painle~!Hile-sola\11&,-display.the-lwmel-insignla -1U aA<I-lly-th<>-hause-fla€J-<1S-16qlllre<l-i>y-tll<>-Gi1aFte”’”” “lb! 5. S-oy OA ~edellvefy---<l!iE-GbA\JSE-46 423 +ile-GwRers--and-111<>-GI>aflerefS-Mlali-appelnt-suM>yors 124 feF-Iil...pHfj>986-GI-de\emllnin~<J-agreoillg-ln-wfiliAg-lhe -l-ila oondioeR-el1he-\/esoel-at-th<>-ilm<>-ei-Fadelivepr, ;.:;e Willlaut-i>rejuaioe-to-Ciause-1~T II), lhe ChaflefSre = s-1\all-bear:-all·-s\J rvay-expeA-Ses-a llG---al-l-Gthe r eests, if-any. 4-28 inGiuain@-lhe-sast-el-dosldlls-afl<!-<lndasldAS,if-requifed., 4;!9 as-well-as-all-re~aiF-oosts.-iRSUFf9d~e-ChartGrefS-silall 4<10 alse---tlear-all-less--Gf.--.tim.e--spe~ormeGUGn-wltl:l--aRy ~-34 <lesldng-aA<i-unde~s-well-a&repair&,-WhiGil-&llall-l>e j;J2 pald-af-lil<>-Fate-s>-lllr”·POHlay-<>rfr<>-rala~ -13a

11 BARE!CON 2001 11 Standard 13areboat Charter
PART IV HIRE/PURCHASE AGREEMENT (Optional, only to apply if expressly agreed and stated in Box 42) OPTIONAL PART GR---e*pifatiof’l-ef-this Gf:laFter and-pFaVieletl Ute CRartm 1 ~ave-fYifilleG-theii’-Gbligatioos-a’*”roing-lo PART I and-11 2 as-woll-as-P-ART--111,-il-a;>plisabla, ~ is agrea<l-llla’-- 3 1*1YfRenl ef the fiRal ~aymeAt ef J:Jire-ag....per Glat~se 11· 4 tRe-----Gflafl:efEHS Rave ~urshaseGI tAe--Vessel----witA 5 “””’l’lllin!l-l><>l<mg!H!j-lo-llBH>A<I-llle-Vassal-is--fully-pal~ 6 fer, 7 11>-fhe-f<J//ew/nfi-Para--<HJwn-d-to-as 8 tRe-Se#er.s-aRfllRe CheFiemr.s--&8-tRe iiJIJ}’GFS. 9 +Re-¥essal-sRal~e-<lmarea by Ills Sellefs-an<l-!al<eA 10 evef--t,y-the Bu)·ers t;~fl-expiFatffi.R--gf lt:la-Gharter. 11 +lw-$enGf6---.ijOOFaAtee-tAat tRe Veasel;-at--tRe-tiFRe-of 12 delivefYr-!s-free-fr-om-a!f....e.rurumbranses aAEI maFitime-lieAS 13 er-aAy-4e9ts--what-sGever etAer tf:lan-these-aRsiflQ--from 14 anyth-iA{J--Gene-eHtet Elene l;ly the-BHyere er any.-exisliA§ 15 meft!jilge-agreea nat Ia l>e-paid-e~-Sy-tlle-tima-<>f-<1~ 16 $helHG-any-slaim&;-wAiell-have-besn iAe~F:e€1 f,lflor-te--th& 17 Mfll<H>I-Gelivery,-l>e-me<la-agaiAal-tlle-llessel,tha-Seller<> 18 hereby--oo<lertaka--to--inaemfllly-li1e--Buyers-agaiASI-all 19 OOHSe”J«eAses 9f sldst:l Glaims te tAe extent-U--eaHe 20 proved that the Sellers are resfJenslbl&-fer-wGR-GJ.alms., 21 Any ta,;es, not-affa.i.;--GGRSIJiaf-·3A€1---9tf1Gf-Gi:targes--aR€1 22 expense-ooAHested-wltR-Ifle-fmFGhase-aAd Fe§istrotloA 23 una9F-S<lyers!--llag shall l>a-for-BI!Y<>FS’--aGOOunt,--Any. 24 ~oAsl.llar aAEI--ether eAaF§es and~oo-ses 25 GGAASG004-with-sl~f.-.tAe-£elleFS’ re~isrer shall-f3e-fe.F 26 Seiier<;CaG- 27 lfl exeHange--fGf---J*lYFASAI--of---tAe-lasl--mGAtWs---1:\il’e 28 instalment-the-Sellers sAall fllmish···lhe-8uyeFS-WitH--a-Bill 29 o~e--<luly-attealf!<i-alla-.legaliae<l,--logetller-witll-;~ 30 serUfioate settlA§ eY-t--the Fef!istemd--·enwmbfance&;--if 31 “”l’-GR-dellvery4-llle-Vaoael-ill<M>ellers-sl1all-[;fevlde 32 fGr-deletieA ef the Vessel-ffem-tRe-ShiJts--Rag.fster-anG 33 GeliveF-a-Geftlficate-Gklelefum-t~.-the 13t:Jyers. 34 +he-Sel19fS-ffiall,-<!l-lhe-time-al-<leliveF)’;-Ilaf1d··te-111e 35 BliyGRH~IH:Iassifisao9A--GSFiifjsates-(fer-Aill~-9llf!ffies, 36 ar!OOws,chaiRB, ale) as well·as-ali-plaAS-whlffi-may-lle-ln 37 .Se-ll~essh:~A: 38 +he-wireless iR&tallation-anEI--llaHt!Ga~·iA&tfl.lFASAts,.unle&& 39 GFI-hir<>,-·SRatl-i>e--iRGiooe<l-in-llle-sal....wlthalil-ariy-axtra 40 paymenl, 41 +lle-Vaoael-witl>-BverythiA!}-l>elaAging-le-11eF-SI1a 11-b&-at 42 Seller-s’ rlsk-am.I--B*fJE:mSe--YAtiJ.--she--i&--EielivereEI te the 43 S~.Jy”ers.;-SUbjeGt--lo-tA(o)-GOildi(ioAs ef tAis CoffifaGt,--aA4-Ihe 44 Vesset-wilh·--aVSF)’IhiAg oelon9iA!J-la-heF shall be 45 dellvered-allG-tak-en-eVat-as-slla--fs....at-the-time-Gf Qeliveryr 46 after wAisR tlw-Sellers sRall Aave-·n9--f6SpGRBibility.-.feF 47 pessible fa~;Jlts er ElefiGienGies ef aRy rJess.r~pUoo,. 48 +lle-B!IyeFs-uncleflake-la-pay.-feF-IAe-re~atFiaoan-eWI!e 49 Mafl<lf,-<lfiloeF8;-aAd-otller-pef6<lnnel-lHippolnted-by-lfle 50 Sellef&--tG---the--pGH----wl:iere---tAe Vessel·-·ent&FSG---tRe 51 Sar.eboat CRaFter as fJBfnGial:lse J (P’\RT II} er ta pay the 52 equlvalen~oost,el-tllelf.j<AAney-te-a!1)’-9tller-pla- 53

“BARECON 2001 11 Standard Bat·eboat Charter OPTIONAL PART PARTY PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY {Optional, only to epply If expressly agreed and stated in Box 43) 1. Gef.I.Riti.ans 1 l”of--he-j>Hfj>OS<H>l-tllls-AAR+-V,.JAe-fellewing-lef!”fl&-Shall 2 tlave-tl:!e-meanings-AeF&Sy-assiOfle4-te·them;. 3 ~ar-ebeat CRaFter Rea~l:laU--meatHI:te-re~ 4 the-slat<>-wllese--fla§-lhe-\/essel-wlll-lly-anG-ifHII\ich-111e 5 GAaflareAS-<~F<>-i”ejjistereEI--as-lhe--lJarel>oat--sf\aF!erem 6 <l\lfing4h9-J’Ofia<l-<>f.1ha-Ba<eooa!-Gilaf!er, 7 “’ff!!>-’’adefivif!G=-Re!!i<;t<¢.shall-meaR-tfl<>-reQistfy-of-ll!e 8 stat&-in wllisll llle OwnefS-1)f.tha-¥essel-arerB!jistered-as 9 Own6f8-afld-lawhisl1-j\lfisdislloo-and-Gen!fel-ei.JI1e.vesssl 10 wilf-reve Ft l:lfJ’9A tefmfR-ati-Gfl.-Gf.----.tR.e--@ateDeat---Gharter 11 Registfatien~ 12 2. M~e See Clause-44 13 +Aa-Vessekflaflered-UndeF-tlli&-GilaReHs-Jinan~ 14 mof!gago.-and--tl\a-previsi011S·-ef Clause 12fl>} (I’AR-T-11) 15 &hall-a;>ply, 16 ‘l’ermlnatten-of-GhaFier by-Qelault 17 lf..tl.la-Vessel sl:laFI:eFed-uRdaf.-tl:tis-GAaFtef-is-fegfstered-iR 18 a-llareboa\-Gila~er-Regislfy-as-s\aled-ia-llel<-44;-anG-if 19 the-Ownefs-shall-<latault-·in-tOO-j:Jaym-.ol-any-<>meants 20 <ki&--UA<ieF-.JI1&-merlga!Je(8)--sj>aoilled-iA--Bex--2ll,-the 21 Ghafierefa-shall,-il-se-<equlreG-by--tlla-me~ag&e;-<lireGt 22 #1-e--Gwners te re r:egls-lef....lhe·-Ve&sel--ln-the---YAderlyiRg- 23 Regislfy-a&-shewn-ifl-gex~ 24 ffi--lhe--ell<!f!I--GI--lhe--\lesseb-oelng--delete<I--IFGm-·--1~e 25 Ba-Febeat-GHafter. Ref]iBtF}’ as stated In-Sex 44, due-te-a 26 defauil-by-lhe--OwRef&-IA-tlle-paymant-ef-a!lj’-aR10UAis 27 ooe-uA~ar-tlle-morlga!Je(s) ,lhe-Gfla.Fterai$-Shalchav&.JI1e 28 rlgRt--te--lelmil1-ls--Ghafter-fefthwllh--aml--wilheot 29 l’f’!)Udiee-le-aRY-<>IheF-Sialm-they-may-flave-agaifllll-tAe 30 QWA&f&-IJnder-tA-i&-G-J::IartAA 31